                                                                    EXHIBIT 10.9


**CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 C.F.R. SUBSECTION 200.80(B)(4), 200.83 AND 230.406.**







                     EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

                                     BETWEEN

                            ICN PHARMACEUTICALS, INC.

                                       AND

                              SCHERING-PLOUGH LTD.

                                  JULY 28, 1995

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----

                                    ARTICLE I

DEFINITIONS ..............................................................     1
   1.1  "Affiliate" ......................................................     1
   1.2  "Cost of Goods" ..................................................     1
   1.3  "CPMP Opinion" ...................................................     2
   1.4  "Effective Date" .................................................     2
   1.5  "EU" .............................................................     2
   1.6  "Exclusive Period" ...............................................     2
   1.7  "FDA" ............................................................     2
   1.8  "ICN" ............................................................     2
   1.9  "ICN Facility" ...................................................     2
   1.10 "ICN Trademark" ..................................................     3
   1.11 "Improvements" ...................................................     3
   1.12 "Know-How" .......................................................     3
   1.13 "Labelling" ......................................................     3
   1.14 "License Period" .................................................     3
   1.15 "Major Market" ...................................................     3
   1.16 "Minimum Labelling" ..............................................     3
   1.17 "NDA" ............................................................     3
   1.18 "Net Sales" ......................................................     4
   1.19 "Product" ........................................................     4
   1.20 "Product Price" ..................................................     5
   1.21 "Product Specifications" .........................................     5
   1.22 "Regulatory Approval" ............................................     5
   1.23 "Schering" .......................................................     5
   1.24 "Schering Trademark" .............................................     5
   1.25 "Stock Purchase Agreement" .......................................     5
   1.26 "Territory" ......................................................     5

                                    ARTICLE 2

GRANT OF RIGHTS TO SCHERING ..............................................     5
   2.1  Grant of Exclusive License .......................................     5
   2.2  Acceptance of Appointment ........................................     6
   2.3  ICN Retained Rights ..............................................     6
   2.4  Prices ...........................................................     6
   2.5  Know-How .........................................................     7

   2.6  Approvals; Effective Date ........................................     7

                                    ARTICLE 3

CERTAIN DEVELOPMENT AND REGULATORY MATTERS DURING EXCLUSIVE PERIOD .......     7
   3.1  Research and Development Activities ..............................     7
   3.2  Product Registrations ............................................     9
   3.3  Pricing and Reimbursement Approvals ..............................    12
   3.4  Failure to Obtain Approvals; Restrictions ........................    12
   3.5  Governmental Inspections .........................................    13
   3.6  Notice of Adverse Reactions ......................................    13
   3.7  Recalls and Market Withdrawals ...................................    14
   3.8  Additional Indications ...........................................    14
   3.9  Improvements .....................................................    15

                                    ARTICLE 4

CERTAIN OBLIGATIONS OF THE PARTIES DURING EXCLUSIVE PERIOD ...............    16
   4.1  Diligence in Marketing the Product ...............................    16
   4.2  Compliance with Laws .............................................    17
   4.3  Trademark Registration and Infringements .........................    17

                                    ARTICLE 5

MARKETING ACTIVITIES .....................................................    20
   5.1  Establishment of Scientific and Commercial Liaison Committees ....    20
   5.2  Product Labelling ................................................    21
   5.3  Product Sampling .................................................    22

                                    ARTICLE 6

COMPENSATION PAYABLE TO ICN; PAYMENT TERMS ...............................    22
    6.1  License Fee .....................................................    22
    6.2  Royalty Payment .................................................    23
    6.3  Royalty Reduction ...............................................    23
    6.4  Product Price to Schering .......................................    23
    6.5  Royalty Payment Dates ...........................................    24
    6.6  Direct Affiliate Licenses, Supporting Licenses and Compulsory
         Royalties .......................................................    25
    6.7  Place of Royalty Payment and Currency Conversions ...............    25
    6.8  Royalties on Resales ............................................    26

    6.9  Duration of Royalty Payments ....................................    26
    6.10 Maintenance of Royalty Records; Audit Rights ....................    26
    6.11 Equity Purchase .................................................    27
    6.12 Withholding Taxes, etc ..........................................    27

                                    ARTICLE 7

ICN'S MARKETING RIGHTS; DISTRIBUTION .....................................    28
    7.1  ICN's Marketing Rights ..........................................    28
    7.2  Distribution ....................................................    28
    7.3  Ireland Sales ...................................................    29

                                    ARTICLE 8

SUPPLY OF PRODUCT BY ICN DURING EXCLUSIVE PERIOD .........................    30
    8.1  Supply ..........................................................    30
    8.2  Forecasts and Procedures ........................................    30
    8.3  Schering's Right to Manufacture .................................    32
    8.4  Limited Warranty ................................................    34
    8.5  Rejection of Product ............................................    35

                                    ARTICLE 9

CONFIDENTIALITY ..........................................................    35
    9.1  Confidentiality .................................................    35
    9.2  No Publicity ....................................................    36

                                   ARTICLE 10

REPRESENTATIONS AND WARRANTIES ...........................................    37
   10.1  Representations and Warranties of Each Party ....................    37
   10.2  ICN'S Representations ...........................................    38
   10.3  Continuing Representations ......................................    39
   10.4  No Inconsistent Agreements ......................................    39

                                   ARTICLE 11

INDEMNIFICATION AND LIMITATION ON LIABILITY ..............................    40
   11.1  Indemnification by Schering .....................................    40
   11.2  Indemnification by ICN ..........................................    40
   11.3  Conditions to Indemnification....................................    40
   11.4  Settlements .....................................................    41
   11.5  Limitation of Liability .........................................    41

       11.6  Insurance ...................................................    42

                                   ARTICLE 12

TERM AND TERMINATION .....................................................    42
      12.1  Term of Agreement ............................................    42
      12.2  Termination by Either Party ..................................    42
      12.3  Continuing Obligations .......................................    43
      12.4  Partial Termination of Territory by ICN ......................    43
      12.5  Effects of Termination by Schering ...........................    43
      12.6  Effects of Termination by ICN ................................    45
      12.7  Change of Control ............................................    45
      12.8  Remedy Not Exclusive .........................................    46

                                   ARTICLE 13

DISPUTE RESOLUTION .......................................................    46

                                   ARTICLE 14

PROVISION FOR INSOLVENCY .................................................    50

                                   ARTICLE 15

MISCELLANEOUS ............................................................    52
      15.1  Assignment ...................................................    52
      15.2  Governing Law ................................................    52
      15.3  Waiver .......................................................    52
      15.4  Independent Relationship .....................................    52
      15.5  Export Control ...............................................    52
      15.6  Entire Agreement; Amendment...................................    52
      15.7  Notices ......................................................    53
      15.8  Force Majeure ................................................    54
      15.9  Non-Solicitation .............................................    54
      15.10 Severability .................................................    54
      15.11 Counterparts .................................................    55

GUARANTEE ................................................................    57

EXHIBIT A ................................................................    A-1
      Cost of Goods ......................................................    A-1

EXHIBIT B ................................................................    B-1
      PRODUCT SPECIFICATIONS .............................................    B-1

EXHIBIT C ................................................................   C-1
      STOCK PURCHASE AGREEMENT ...........................................   C-1

EXHIBIT D ................................................................   D-1
      RESEARCH AND DEVELOPMENT PLANS......................................   D-1

EXHIBIT E.................................................................   E-1
      ADVERSE EVENT REPORTING PROCEDURES..................................   E-1

EXHIBIT F.................................................................   F-1
      PUBLICATION PROCEDURES..............................................   F-1
EXHIBIT 2.1
      LICENSE AGREEMENTS..................................................

                     EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

                  This EXCLUSIVE LICENSE AND SUPPLY AGREEMENT ("Agreement") is made as of July 28, 1995, by and between ICN PHARMACEUTICALS, INC., a Delaware corporation ("ICN"), and SCHERING-PLOUGH LTD., a corporation organized under the laws of Switzerland ("Schering"), each on behalf of itself and its Affiliates. ICN and Schering are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                  WHEREAS, ICN has developed ribavirin, an oral antiviral product; and WHEREAS, Schering wishes to obtain a license to use the know-how and data developed by ICN concerning ribavirin; and

                  WHEREAS, Schering wishes to market, sell and distribute the Product (as hereinafter defined) for the treatment of chronic hepatitis C under the terms and conditions of this Agreement; and

                  WHEREAS, ICN wishes to grant Schering such right under the terms and conditions of this Agreement and any and all exhibits hereto.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the meanings set forth below. Capitalized terms in this Agreement used in the plural shall have the meaning as for the singular and vice versa.

                  1.1 "Affiliate" means any individual or entity directly or indirectly controlling, controlled by or under common control with, the specified individual or entity. For purposes of this Agreement, the direct or indirect ownership of over 50% of the outstanding voting securities of an entity, or the right to receive over 50% of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact results in actual control over the management, business and affairs of an entity, shall also be deemed to constitute control.

                  1.2 "Cost of Goods" means the cost to ICN or Schering, as the case may be, of Products shipped in finished bulk capsules. As used herein, the cost of the Product means (i) in the case of products and services acquired from third parties, payments made to such third parties, and (ii) in the case of manufacturing services performed by the

Parties, including manufacturing services in support of third party manufacturing, the actual unit costs of manufacture in bulk form or final manufacturing, as the case may be. Actual unit costs shall consist only of direct material and direct labor costs plus manufacturing overhead directly attributable to the Product at standard cost, all calculated in accordance with reasonable cost accounting methods, consistently applied, of the party performing the work, and as more fully set forth on Exhibit A hereto.

                  1.3 "CPMP Opinion" means a final, written majority or unanimous positive opinion by the committee on Proprietary Medicinal Products of the European Community ("CPMP"), or any successor to the CPMP.

                  1.4 "Effective Date" means the receipt of requisite boards of directors' approvals and expiration or earlier termination of any notice and waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  1.5 "EU" means each of the countries of the European Union (or its successor), which currently include Austria, Belgium, United Kingdom, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain and Sweden, as such membership may change from time to time, and includes countries upon their admission for full membership (with commercial rights and privileges substantially comparable to those of the foregoing countries); provided, however, that for purposes of this Agreement, if a country is or becomes a member of the European Union (or its successor) at any time during the Exclusive Period, such country shall be deemed to be included in the EU even if such country in fact withdraws from or is otherwise no longer a member of the European Union (or its successor).

                  1.6 "Exclusive Period" means the period commencing on the Effective Date and continuing until the earlier of (i) the tenth anniversary of the first commercial sale of the Product in the last country in the Major Market in which the Product was introduced into commerce, or (ii) the fifteenth anniversary of the Effective Date, unless terminated earlier in accordance with
Section 12.2 hereof.

                  1.7 "FDA" means the United States Food and Drug Administration or any corresponding foreign drug registration governmental authority, or its successor agency.

                  1.8 "ICN" means ICN Pharmaceuticals, Inc.

                  1.9 "ICN Facility" means the facility or facilities (which may be a third party facility or facilities) used by ICN for the manufacture of the Product to meet Schering's supply requirements under this Agreement.

                  1.10 "ICN Trademark" means Virazole and any and all variations thereof and/or substitute marks proposed, chosen, owned or controlled by ICN or its Affiliates for use with the Product in the Territory.

                  1.11 "Improvements" means any change with respect to the Product for use in the treatment of chronic hepatitis C, including without limitation, any change in formulation, dosage or mode of delivery, any additional indications and any change in the Product resulting from a change in the manufacturing process.

                  1.12 "Know-How" means all ideas, inventions, data, instructions, package inserts, promotional materials (after commercial launch), know-how, processes, formulas, expert opinion and information (whether or not patented or patentable), technology and other intellectual property (including patents and any pending patent applications, but excluding the ICN Trademark) owned or controlled by ICN and its Affiliates, or under which ICN and its Affiliates have the right to grant sublicenses, on the Effective Date or during the Exclusive Period, as all of the foregoing relate to the discovery, research, development, manufacture, marketing, use or sale of Product for the treatment of chronic hepatitis C, including, without limitation, all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information related thereto, all correspondence with the FDA relating to the Product and all other documents pertaining to communications with the FDA (including, but not limited to, minutes of any FDA communications relating to the Product) and all applications for Regulatory Approval.

                  1.13 "Labelling" means the bottle label, the package inserts and the packaging for the Product sold in the Territory, including, where applicable the Minimum Labelling.

                  1.14 "License Period" means the period commencing on the Effective Date and continuing in perpetuity thereafter.

                  1.15 "Major Market" means each of France, Germany, Italy, Spain, the United Kingdom, the United States and Japan.

                  1.16 [REDACTED]
                        (i) [REDACTED].
                       (ii) [REDACTED].

                  1.17 "NDA" means a New Drug Application, Product License Application or its equivalent in the United States or any corresponding foreign application, registration or certification for approval to market the Product, including where applicable, applications for pricing, pricing reimbursement approval and Labelling.

                  1.18 "Net Sales" means, with respect to each country in the Territory, the proceeds actually received by Schering or its Affiliates on all sales of Product to an unaffiliated third party (whether an end-user, a distributor or otherwise) including prelicense sales of the Product made prior to Regulatory Approval, and exclusive of intercompany transfers or sales in the Territory, less the reasonable and customary accrual-basis deductions from such gross amounts including: (i) normal and customary trade, cash and quantity discounts, allowances and credits; (ii) credits or allowances actually granted for damaged goods, returns or rejections of Product and retroactive price reductions; (iii) sales or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Product including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount, when included in billing); (iv) freight, postage, shipping, customs duties and insurance charges; (v) with respect to sales outside the EU only, charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; and (vi) commissions paid to third parties other than sales personnel and sale representatives or sales agents. For purposes of calculating Net Sales under this Agreement, all sales of Product hereunder, whether made for cash or otherwise, shall be deemed to be made for cash, at the applicable fair market value of the Product.

                  In the event that Product is sold in the form of a combination product containing one or more active ingredients other than ribavirin ("Combination Product"), Net Sales for such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where A is the invoice price of the Product if sold separately by Schering, an Affiliate or sublicensee and containing ribavirin as the only active ingredient and B is the invoice price of any other active component or components in the Combination Product if sold separately by Schering, an Affiliate or sublicensee. In the event that the Product is sold in the form of a Combination Product containing one or more active ingredients other than ribavirin and one or more such active ingredients of the Combination Product are not sold separately, then the above formula shall be modified such that A shall be the total cost to Schering, its Affiliate or sublicensee of the Product and B shall be the total cost to Schering, its Affiliate or sublicensee of any other active component or components in the combination.

                  1.19 "Product" means any oral product containing as its sole active ingredient ribavirin and any Improvements thereto. The term "Product" also shall include any pharmaceutical product for the treatment of chronic hepatitis C containing oral ribavirin in combination with another active ingredient; provided, however, that nothing in this Agreement shall be deemed to grant to ICN any rights or license to recombinant interferon alfa 2b.

                  1.20 "Product Price" has the meaning specified in Section 6.4 hereof.

                  1.21 "Product Specifications" means the general specifications for the Product set forth as Exhibit B hereto, as such may be modified to reflect an Improvement. The Product Specifications also shall be supplemented and/or modified from time to time to the extent required by any regulatory authority in the Territory with respect to obtaining or maintaining a Regulatory Approval, and may otherwise be modified only by the written agreement of ICN and Schering. The Product Specifications and any supplements or modifications thereto shall be documented in such reasonable level of detail as is customary in the pharmaceutical industry

                  1.22 "Regulatory Approval" means the technical, medical and scientific licenses, registrations, authorizations and/or approvals of the Product for the treatment of chronic hepatitis C in combination therapy with recombinant interferon alfa 2b or as monotherapy and the marketing authorizations based upon such approvals (including any prerequisite manufacturing approvals or authorizations related thereto) that are required or deemed necessary by any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau or other governmental entity in the Territory, including the CPMP Opinion, if applicable, and any pricing, third party reimbursement approvals and Labelling approvals as necessary for the manufacture, distribution, use or sale of Product in a regulatory jurisdiction.

                  1.23 "Schering" means Schering-Plough Ltd.

                  1.24 "Schering Trademark" means any and all trademarks proposed, chosen, owned or controlled by Schering or its Affiliates for use with the Product in the Territory.

                  1.25 "Stock Purchase Agreement" means the Stock Purchase Agreement, in the form attached hereto as Exhibit C, providing for the purchase by Schering-Plough Corporation of certain common stock of ICN.

                  1.26 "Territory" means the entire world.


                                    ARTICLE 2

                           GRANT OF RIGHTS TO SCHERING

                  2.1 Grant of Exclusive License. Subject to the other applicable terms and conditions of this Agreement, ICN hereby grants to Schering, as of the Effective Date, (a) the exclusive licenses, exclusive even with respect to ICN, to make, have made, develop, use, sell and distribute Product for the treatment of chronic hepatitis C, in each country in the Territory during the Exclusive Period (1) under the Know-How and
(2) at Schering's option, under either the ICN Trademark or the Schering Trademark, and (b) the non-exclusive license in and to the Know-How to enable Schering to make, have made, develop, use, sell and distribute the Product for the treatment of chronic hepatitis C in the Territory during the License Period. The exclusive licenses granted in this Section 2.1 (i) are subject to the rights of ICN retained by or reserved to ICN under this Agreement, including without limitation, the rights to manufacture the Product and to distribute, market and sell the Product as provided for in Section 7.1 hereof; (ii) do not include the right to sublicense, except to Affiliates of Schering; (iii) shall prohibit ICN from selling the Product for the treatment of chronic hepatitis C through any distributorship agreements, marketing arrangements or similar agreements other than those in effect on the Effective Date and set forth in Exhibit 2.1 hereto; and (iv) shall prohibit ICN from selling ribavirin in bulk form to any third parties (except pursuant to agreements relating to respiratory syncytial virus and those agreements set forth on Exhibit 2.1).

                  2.2 Acceptance of Appointment. Subject to the other applicable terms and conditions of this Agreement, Schering hereby accepts the granted licenses and agrees to serve as ICN's exclusive licensee of the Product in the Territory during the Exclusive Period (except for ICN's rights under Sections
2.1 and 7.1), and as ICN's non-exclusive licensee of the Product in the Territory during the License Period, to sell the Product in accordance with the terms of this Agreement.

                  2.3 ICN Retained Rights. During the License Period, ICN retains all rights to the Product in the Territory that are not explicitly granted to Schering under this Agreement. Without in any way limiting the foregoing, ICN retains, both during and after the License Period, all rights in the Territory for products owned or controlled by it other than the Product, including, without limitation, the right to distribute, market and sell any such other product in the Territory (e.g. lyophilized ribavirin, or cream, ointment or liquid ribavirin). Except for such retained rights or as expressly provided elsewhere in this Agreement, nothing in this Section 2.3 shall be deemed to compromise or limit the exclusive license granted to Schering under Section 2.1.

                  2.4 Prices. During the Exclusive Period, Schering shall have the sole authority to determine the price, payment terms, discounts, allowances and other terms of sale extended by Schering to third party purchasers of the Product in the Territory. Nothing in this Section 2.4 or elsewhere in this Agreement shall be deemed to limit or restrict ICN in any way with respect to its sole authority to determine the price, payment terms, discounts, allowances and other terms of sale extended by ICN to third party purchasers of the Product in the EU.

                  2.5 Know-How. ICN shall furnish Schering promptly after the Effective Date all Know-How which is necessary or useful to enable Schering to exploit its rights under this Agreement. ICN shall promptly identify to Schering and disclose to Schering, during the Exclusive Period, all additional Know-How, which could relate to making, developing, using or selling Product licensed hereunder, to which ICN or its Affiliates have or obtain rights, and such Know-How shall be automatically deemed to be within the scope of the licenses herein granted without payment of any additional compensation. ICN shall provide reasonable technical assistance at no additional cost to enable Schering to utilize such additional Know-How if Schering elects to do so; provided that Schering shall promptly reimburse ICN for any out-of-pocket expenses incurred by ICN in providing such assistance.

                  2.6 Approvals; Effective Date.

                  (a) Promptly after execution of this Agreement, the Parties shall proceed diligently to make all appropriate filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and to proceed to obtain necessary approvals under HSR, including but not limited to the expiration or earlier termination of any and all applicable waiting periods required by the HSR. In addition the Parties shall proceed to obtain any other authorizations, approvals and permits, if any, required for the consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement.

                  (b) If the Effective Date does not occur by December 15, 1995, then either Party (or Schering-Plough Corporation, in the case of the Stock Purchase Agreement) may terminate this Agreement and the Stock Purchase Agreement on five day's notice to the other Party, in which event each such agreement shall be terminated and all provisions of each such agreement shall be of no further force or effect.


                                    ARTICLE 3

       CERTAIN DEVELOPMENT AND REGULATORY MATTERS DURING EXCLUSIVE PERIOD

                  3.1 Research and Development Activities.

                  (a) Following the Effective Date, Schering or its Affiliates shall assume and incur all costs and expenses in connection with the research and development activities which in its sole judgment are necessary to obtain any CPMP Opinion or Regulatory Approval for the Product for the chronic hepatitis C indication in the Territory. ICN shall supply Schering with all of its requirements of Product for such research and development activities in finished bulk capsules, and bulk substance as necessary for preclinical studies, [ REDACTED ]. During the Exclusive Period, Schering shall also be responsible, at its cost and expense, for all preclinical studies, pre-marketing and compassionate use programs, clinical trials, chemistry/pharmacy data, any post approval studies required as a condition of obtaining any CPMP Opinion or Regulatory Approval for the Product for the chronic hepatitis C indication in the Territory, and any other information and data required as a condition of obtaining any CPMP Opinion or Regulatory Approval for the Product for the chronic hepatitis C indication in the Territory. The studies which Schering intends to undertake, together with preliminary timetables and preliminary budgets, are set forth in Exhibit D attached hereto and incorporated herein by reference. Schering shall commence, within 45 days after the Effective Date, the activities necessary to obtain Regulatory Approval in the EU, and shall diligently pursue and conduct such activities as may be necessary in order to obtain regulatory Approval for the Product for the chronic hepatitis C indication in each country in the Territory, in accordance with Section 3.2.

                  (b) During the Exclusive Period, ICN shall assist Schering from time to time, at Schering's reasonable request, in the design and implementation of clinical studies, if Schering chooses, to undertake such studies for a CPMP Opinion or Regulatory Approval for the chronic hepatitis C indication for the Product. ICN shall assist Schering at Schering's reasonable request, in the identification of clinical study sites in the Territory, the recruitment of investigators, the review of study protocols and the monitoring of the clinical studies (to the extent feasible in conjunction with ICN's own scheduled monitoring for studies related to its other products, without the need for additional resources). Schering shall reimburse ICN for its reasonable out-of-pocket costs and expenses (equitably prorated, if applicable, for monitoring expenses) incurred in rendering such assistance, unless otherwise agreed by ICN. ICN shall invoice Schering for such expenses, and, upon request, shall provide documentation for the invoice. The invoice shall be payable to ICN or its designee(s) thirty (30) days after receipt by Schering of the invoice.

                  (c) During the Exclusive Period, Schering shall be responsible for any quality of life, cost-benefit, cost-effectiveness, pharmacoeconomic and any other studies (or portions of studies) necessary or desirable for pricing and reimbursement approvals in the Territory, as well as any pre-marketing studies prior to Regulatory Approval and post-marketing studies conducted following a Regulatory Approval. ICN shall assist Schering from time to time, at Schering's reasonable request, with incidental support in the conduct of the studies.

                  (d) All data obtained by Schering or ICN which is reasonably available to be reported from any activities conducted under Section 3.1(a), (b) or (c) shall be jointly owned by the Parties, and Schering and ICN shall each have the right to use all such data for all purposes contemplated or permitted by this Agreement. Notwithstanding such joint ownership, any such data shall be subject to the publication procedures set forth in

Exhibit F. ICN will use its reasonable efforts to apply such procedures to any studies that commenced prior to and are planned as of the Effective Date.

                  (e) Schering shall have the right to use for all purposes in connection with obtaining Regulatory Approval for the Product in the Territory for the treatment of chronic hepatitis C, all existing data relating thereto owned, controlled or in the possession of ICN as of the Effective Date.

                  (f) The Parties recognize that ICN's development studies with respect to other indications of the Product should not interfere with the development activities conducted by Schering with respect to the chronic hepatitis C indication. Accordingly:

                     (i) ICN shall promptly disclose to Schering all studies in progress and planned as of the Effective Date relating to the Product in connection with any hepatitis indications;

                     (ii) If Schering determines in its reasonable business judgment that the continuation of any such studies by ICN would significantly interfere with Schering's studies with respect to chronic hepatitis C, Schering may require ICN to postpone such studies for so long as is necessary such that ICN's continuation of its studies would not interfere with Schering's studies, but such postponement shall not be more than [REDACTED];

                     (iii) If after the Effective Date ICN wishes to commence a clinical development program for the Product for a hepatitis indication other than the chronic hepatitis C indication, then ICN shall consult with Schering with respect to the possible joint development of such indication. If Schering declines or does not agree within 30 days to participate in such a joint development program, then ICN shall be free to continue such development. If Schering determines in its reasonable business judgment that the continuation of any such studies by ICN would significantly interfere with Schering's studies with respect to chronic hepatitis C, Schering may require ICN to postpone such studies for so long as is necessary such that ICN's continuation of its studies would not interfere with Schering's studies, but such postponement shall not be more than [REDACTED].

                  3.2 Product Registrations.

                  (a) Schering shall be responsible, at its cost and expense, and in its sole judgment, for determining the appropriate regulatory strategy, and for obtaining and maintaining all Regulatory Approvals for the sale of the Product in the Territory, except for costs and expenses to be borne by ICN with respect to its own Regulatory Approval in the EU as provided in this Agreement. Schering shall use its reasonable efforts to diligently obtain Regulatory Approvals with Minimum Labelling within the Territory and in any event shall file for such Regulatory Approvals in each country in the Major Market within nine months of the completion of clinical trials and studies required in each such country for Regulatory Approval, including any additional or supplemental clinical trials or studies subsequently required by a regulatory authority for such Regulatory Approval. For purposes of this Section 3.2, "completion of clinical trials" shall in no event be deemed to occur sooner than the time of availability of the integrated summary of safety reports and integrated summary of efficacy reports. Schering shall use reasonable efforts to complete such reports promptly after completion of treatment. With respect to countries in the Territory other than the Major Market, Schering's efforts shall be commensurate with those efforts used to pursue regulatory approval for its own products of similar potential, value and status in such country or a comparable country in the Territory, as the case may be, or, if Schering has no such similar products in a comparable country, Schering's efforts shall be commensurate with the efforts that other reputable pharmaceutical companies of comparable size and product portfolio would use with respect to a product of similar potential, value and status in such country. In connection with any health registration application of ICN relating to the Product pending as of the Effective Date with the CPMP or FDA or any successor to the CPMP or FDA, ICN shall, at Schering's request, provide to Schering in a prompt manner, but in no event later than December 31, 1995, responses to non-clinical questions which have been raised by the CPMP or FDA. In addition, at the request of Schering, ICN shall provide to Schering chemistry-pharmacy data and any other technical information which Schering may reasonably require in order to obtain any CPMP Opinion or Regulatory Approval for the Product in the Territory. At the request of Schering, ICN may agree to continue its current efforts, and undertake where necessary and commercially practicable additional efforts, including clinical trials in addition to those already in progress, to maximize the opportunities of Schering to obtain Regulatory Approval with Minimum Labelling in each country in the Territory at the time of initial Regulatory Approval in such country, or as soon thereafter as possible. All costs incurred by ICN in making such efforts shall be included in the costs incurred in pursuing Regulatory Approval for purposes of Section 3.2(e). Notwithstanding the foregoing, ICN acknowledges that there can be no assurance that Minimum Labelling will be obtained in any country in the Territory. ICN shall advise and assist Schering, upon request, in the CPMP process and the local registration process.

                  (b) Except as to the EU, each Regulatory Approval shall be placed in Schering's name or the name of a designated Schering Affiliate unless local law requires (whether because of the Product Labelling provisions of this Agreement, pricing approval requirements, or otherwise), or ICN and Schering otherwise agree, that a Regulatory

Approval be in the name of ICN or a designated ICN Affiliate. In such event, Schering shall transfer the Regulatory Approval to ICN upon request at any time that is commercially reasonable, or as soon thereafter as and to the extent permitted by law. ICN agrees that notwithstanding such transfer of Regulatory Approval from Schering to ICN, Schering shall retain the exclusive rights to make, have made, develop, use, sell and distribute Product under the terms of this Agreement.

                  (c) In the EU, the Parties shall each file applications for Regulatory Approval in its own name and shall each be responsible for its own filing fees. Schering shall use its reasonable efforts to provide ICN on a timely basis with all reports, data, samples (if necessary), and, if specifically requested by a regulatory authority, other information, necessary to allow ICN to file for Regulatory Approval in the EU concurrently with Schering.

                  (d) Prior to Regulatory Approval of the Product in each country in the Territory, each Party shall promptly furnish to the other Party's designated regulatory representative all data, and a copy of all material correspondence and other material documents, received or sent to the FDA or a regulatory authority in the Territory relevant to such Regulatory Approval.

                  (e) ICN shall reimburse Schering for [REDACTED], up to a maximum amount of [REDACTED] to be reimbursed by ICN, of the reasonable costs and expenses incurred by Schering in pursuing Regulatory Approval in the EU for clinical and preclinical trials performed in the EU specifically required for EU Regulatory Approval, and for regulatory costs required for EU Regulatory Approval (other than each Party's filing fees, which shall be for the Parties' respective accounts); provided, however, that such costs and expenses shall exclude the cost of any studies performed in the EU or otherwise which are not specifically required for EU Regulatory Approval. Schering shall invoice ICN after the end of each calendar quarter commencing September 30, 1995, for ICN's share of such costs and expenses, and shall provide ICN with a statement of such costs and expenses, describing the costs and expenses in reasonable detail. If ICN fails to pay any such invoice (or, in the event of a good faith dispute with respect to such invoice, fails to pay the amount of the invoice into escrow in accordance with the provisions of this Section 3.2(e)), by l7:00 Lucerne time on the 90th day after the date on which it is received by ICN, then the royalties that would otherwise be due to ICN for Net Sales of the Product in the EU shall be permanently reduced to [REDACTED] of the amounts set forth in Article 6. If, following such a failure to pay an invoice, ICN fails to pay a second invoice (or, in the event of a good faith dispute with respect to such invoice, fails to pay the amount of the invoice into escrow in accordance with the provisions of this Section 3.2(e)), by 17:00 Lucerne time on the 90th day after the date on which it is received by ICN, then at 17:00 Lucerne time on the 90th day day after the date on which ICN received such second invoice, the rights granted to Schering by this Agreement as to the EU shall become exclusive, even as to ICN. In the event of a good faith dispute as to any invoice rendered pursuant to this Section 3.2(e), ICN may deposit the amount of the invoice with an independent third party escrow agent mutually acceptable to the Parties, in an interest-bearing account, pending resolution of such dispute. In such event, the Parties shall promptly negotiate in good faith in an attempt to resolve any such dispute; provided, however, that if the Parties are unable to resolve such dispute within 30 days after the date on which payment of the invoice was due, such dispute shall be resolved in accordance with the provisions of Article 13. Upon resolution of such dispute, the interest, if any, earned on the amount held in escrow shall belong to the Party entitled to receive the amount in escrow, appropriately allocated for any allocation of the principal amount in escrow. ICN, through its independent public accountants, shall have the right at reasonable times and on reasonable notice to audit the books and records of Schering for the purpose of verifying the costs and expenses charged to ICN under this Section 3.2(e) in accordance with and subject to the procedures set forth in Section 6.10(a).

                  3.3 Pricing and Reimbursement Approvals.

                  (a) Schering shall be responsible for obtaining and maintaining any pricing and reimbursement approvals required for the sale by Schering of the Product in each country in the Territory. In the EU, ICN shall be responsible for ICN's pricing and reimbursement approvals and structure. Schering shall use its reasonable efforts to diligently obtain pricing and reimbursement approvals for the Product in each country within the Territory throughout the Exclusive Period, except as provided in the last sentence of
Section 4.1. Schering shall undertake reasonable efforts, including additional studies of the type contemplated under Section 3.1(c), to diligently maximize the opportunities to obtain commercially reasonable pricing for the Product in each country in the Territory by the time of initial launch of the Product in such country. Such efforts shall be commensurate with those efforts used for its other products of similar potential, value and status in such country or, if Schering has no comparable product in such country, a comparable country in the Territory.

                  (b) Except as to the EU, each pricing and reimbursement approval shall be placed in Schering's name or the name of a designated Schering Affiliate unless local law requires, or ICN and Schering otherwise agree, that such approval be in the name of ICN or a designated ICN Affiliate. In the EU, pricing and reimbursement approvals shall be placed separately in the names of ICN and Schering, or their respective designated Affiliates.

                  3.4 Failure to Obtain Approvals; Restrictions.

                  (a) If Schering does not file for Regulatory Approval in any country or countries in the Major Market as required by Section 3.2(a), the rights granted to Schering under this Agreement shall automatically terminate in such country or countries. If Schering does not file for Regulatory Approval in any country or countries in the

Territory (other than the Major Market) as required by Section 3.2(a), then ICN at any time may notify Schering that ICN intends to pursue Regulatory Approval in such country or countries within 90 days after the date of such notice by ICN to Schering. Schering shall have the right, by giving notice to ICN within 30 days after receipt of such notice from ICN, to elect to pursue Regulatory Approval in such country or countries; provided, however, that if Schering does not file for Regulatory Approval in such country or countries as required by
Section 3.2 within 60 days after its notice to ICN, the rights granted to Schering under this Agreement shall automatically terminate in such country or countries. If Schering does not exercise its right to elect to pursue Regulatory Approval as provided above, then ICN shall commence pursuing Regulatory Approval in such country or countries within 90 days after the date of its notice to Schering; if ICN does not do so, then the Parties shall have such rights as if ICN did not provide an initial notice to Schering pursuant to this Section 3.4(a).

                  (b) If Schering at any time decides not to pursue Regulatory Approval in any country or countries in the Territory, then Schering shall notify ICN within 30 days of such decision. In such event, ICN at any time may notify Schering that ICN intends to pursue Regulatory Approval in such country or countries within 90 days after the date of such notice by ICN to Schering. If ICN does not commence pursuing Regulatory Approval in such country or countries within 90 days after the date of its notice to Schering, then the Parties shall have such rights as if ICN did not provide an initial notice to Schering pursuant to this Section 3.4(b).

                  3.5 Governmental Inspections. During the Exclusive Period, each Party shall advise and provide a reasonable description to the other Party of any governmental visits to, or written or oral inquiries about, any facilities or procedures for the manufacture, storage or handling of Product, promptly (but in no event later than five (5) calendar days) after such visit or inquiry. Each Party shall furnish to the other Party, (a) within two (2) days after receipt, any report or correspondence issued by the governmental authority in connection with such visit or inquiry, including but not limited to, any FDA Form 483 Establishment Inspection Reports, warning letters, and (b) at the same it provides to a governmental authority, copies of any and all responses or explanations relating to items set forth in Section 3.5(a), in each case purged only of trade secrets of the receiving Party that are unrelated to the other Party's activities under this Agreement and any information that is unrelated to the Product.

                  3.6 Notice of Adverse Reactions. During the Exclusive Period, either Party shall promptly report to the other Party any information regarding adverse events related to the use of the Product in accordance with the Adverse Event Reporting Procedures (as may be amended from time to time upon mutual agreement) set forth as Exhibit E and incorporated herein by reference.

                  3.7 Recalls and Market Withdrawals.

                  (a) If at any time during the Exclusive Period (i) any governmental or regulatory authority in the Territory issues a request, directive, or order that the Product be recalled or withdrawn, or (ii) a court of competent jurisdiction orders such a recall or withdrawal in the Territory, or (iii) either Party determines in its sole discretion that the Product should be recalled or withdrawn, the Parties shall take all appropriate corrective actions. The final decision of a Party to recall pursuant to (iii) of this subsection shall not be subject to arbitration under Article 13 of this Agreement (or any other legal action, subject to Section 13(g)), although the consequences to the other Party of any improper decision shall be subject to arbitration.

                  (b) If the negligent act or omission by one Party or the breach by one Party of an applicable product warranty (which, in the case of Product manufactured by ICN shall be the warranty contained in Section 8.4(a)) is the proximate cause of a recall or withdrawal under any provision of Section 3.7(a), that Party shall be solely responsible for such costs and expenses for its own account. If the negligent act or omission or breach of product warranty by one Party is not the proximate cause of such a recall or withdrawal, (i) the costs and expenses of notification and destruction or return of the recalled or withdrawn Product in connection with a recall or withdrawal resulting from a determination pursuant to Section 3.7(a)(iii), above shall be borne by the Party making such determination, and (ii) the costs and expenses of notification and destruction or return of the recalled or withdrawn Product in connection with a recall or withdrawal pursuant to Section 3.7(a)(i) or (ii) shall be borne equally by the Parties.

                  3.8 Additional Indications. In further recognition by the Parties that ICN's development studies with respect to other indications of the Product should not interfere with the development activities conducted by Schering with respect to the chronic hepatitis C indication, if ICN pursues an additional indication for the Product in any country in the Territory, then (subject to compliance with Section 3.1(f) in the case of a hepatitis C indication):

                     (i) ICN may so notify Schering by providing Schering with a description of ICN's development activities, all associated preclinical and clinical data, ICN's aggregate costs and expenses incurred in pursuing such development activities to date, and the estimated costs and expenses for remaining activities, and such other information as Schering may reasonably request. In such event, Schering shall have the right, exercisable by notice to ICN given not later than 75 days after receipt of the notice from ICN, to elect to have such indication become included in and subject to the terms and conditions of this Agreement (including without limitation, those relating to territory and royalties), and all definitions shall be appropriately adjusted to include such additional indication, effective upon receipt by ICN of Regulatory Approval with respect to such indication in any country in the Territory. If Schering exercises such right, then (A) Schering shall assume and be responsible for any and all further development activities with respect to such indication in accordance with the terms and conditions of this Agreement, and (B) promptly after receiving such Regulatory Approval, ICN shall notify Schering of ICN's aggregate costs and expenses incurred in pursuing Regulatory Approval for such indication, and Schering shall reimburse ICN for such costs and expenses within 45 days after receipt of an invoice from ICN. Schering shall have the right to audit such costs and expenses in accordance with the provisions of Section 6.10(b).

                     (ii) If ICN does not provide such notice to Schering or if Schering declines to exercise such rights, then ICN shall be free to pursue such indication without further obligation to Schering, except as expressly provided under this Agreement; provided, however, that (i) ICN shall not sell the Product for any such indication in any country in the Territory until five years after the date of the first commercial sale in such country by Schering of the Product for the chronic hepatitis C indication, and (ii) ICN shall not sublicense any third party to develop, make, have made, use, sell or distribute the Product for such indication in such countries and shall only sell the Product in such countries directly or through its direct or indirect subsidiaries, and only under the brand name for the Product which ICN is then using for the hepatitis C indication.

                  3.9 Improvements.

                  (a) Any Improvements relating to the Product made after the Effective Date relating to the indication for chronic hepatitis C developed during the Exclusive Period by or on behalf of a Party shall be deemed to be included in the Product for all purposes under this Agreement. Without in any way limiting the foregoing, each Party shall have the fully paid-up, non-exclusive license to commercialize any such Improvements made by the other Party during and after the Exclusive Period, in those countries of the Territory where each Party has rights under this Agreement, subject to the other terms and conditions of this Agreement; provided, however, if the non-exclusive licensee breaches this Agreement, becomes insolvent or undergoes a change in control (as defined in

Section 12.7) or Schering exercises its right under Section 12.2(a), no such licenses to Improvements shall be granted.

                  (b) Any Improvements (other than those relating to the indication for chronic hepatitis C) developed during the Exclusive Period by or on behalf of a Party shall be owned by the Party or Parties whose employee(s), contractee(s) or designee(s) would be deemed to be the inventor under U.S. patent laws; provided, however, that (i) if Schering develops such an Improvement then ICN shall have the right to commercialize any such Improvement on such commercially reasonable terms as to which the Parties shall agree following good faith negotiations, and (ii) if ICN develops such an Improvement (other than an additional indication covered by Section 3.8) then Schering shall have the right to commercialize any such Improvement for use in connection with the treatment of hepatitis (other than hepatitis A and hepatitis B) on such commercially reasonable terms as to which the Parties shall agree following good faith negotiations.

                  (c) For the avoidance of doubt, ICN acknowledges that Schering or its Affiliates are not granting any type of right or license to ICN under any alpha-interferon patent rights or know-how owned, controlled or licensed to Schering and its Affiliates.


                                    ARTICLE 4

                       CERTAIN OBLIGATIONS OF THE PARTIES
                             DURING EXCLUSIVE PERIOD

                  4.1 Diligence in Marketing the Product.

                  Schering agrees to make a commercial launch of Product in each country within the Territory within six (6) months of obtaining Regulatory Approval in each country (including, where applicable, pricing and third party reimbursement approval). Schering shall use its reasonable efforts to diligently promote, market and sell the Product in each country within the Territory throughout the Exclusive Period. Such efforts shall be commensurate with those efforts used to promote its own products of similar potential, value and status in such country or a comparable country in the Territory, as the case may be, or, if Schering has no such similar products in a comparable country, commensurate with the efforts that other reputable pharmaceutical companies of comparable size and product portfolio would use with respect to a product of similar potential, value and status in such country. Both Parties recognize that extenuating circumstances may arise that warrant a delay in launching the Product, including but not limited to, unfavorable pricing, pricing reimbursement or Labelling. The Parties agree that such circumstances shall be considered in connection with excusing Schering from its obligation to launch within the specified six (6) month period. Notwithstanding the foregoing, however, Schering shall not be required to use reasonable efforts to diligently launch, market or sell Product or pursue pricing and reimbursement approvals under this Agreement in any country within the Territory where a Regulatory Approval has been obtained that is less than the Minimum Labelling for the Product. The Parties agree that if ICN makes a commercial launch of the Product in any country of the EU prior to Schering making such a launch in such country, and Schering has not made such launch because of unfavorable pricing, pricing reimbursement or Labelling, then Schering shall be relieved of its obligation to pay minimum royalties (as described in Section 6.2) in all of the countries of the EU.

                  4.2 Compliance with Laws. During the Exclusive Period, each of Schering and ICN shall comply with all material laws, rules and regulations applicable to its respective activities under this Agreement.

                  4.3 Trademark Registrations and Infringements.

                  (a)      Notwithstanding the grant of rights to Schering under
                           Section 2.1, ICN acknowledges that Schering intends to develop and use Schering Trademarks for the Product in the Territory, and that Schering shall not be required to use the ICN Trademark in connection with the rights granted to Schering under this Agreement and shall be free to use the Schering Trademark, the use of the ICN Trademark being solely at the election of Schering. Schering acknowledges that ICN intends to use ICN Trademarks for the Product in the EU, as provided in this Agreement.

                  (b) Should Schering elect to use the ICN Trademark in any country in the Territory, Schering shall notify ICN in writing, and, if the ICN Trademark is filed or registered there, ICN shall prosecute, maintain and defend in its or an Affiliate's name, and at its own cost and expense, the ICN Trademark in such country relating to the marketing or sale of the Product. If the ICN Trademark is not filed or registered in such country, then ICN shall so notify Schering and, upon Schering's written request, which shall not be unreasonably refused, ICN shall file and prosecute the ICN Trademark in such country, with the reasonable out-of-pocket costs of ICN for such filing and prosecution to be reimbursed to ICN by Schering. In addition, Schering shall provide reasonable cooperation to ICN so as to be entered as a Registered User or recorded licensee of the ICN Trademark in any country of the Territory, including the execution of any documents pursuant to ICN's reasonable request. Upon termination of this Agreement for any reason, Schering shall also provide reasonable cooperation to ICN, so as to be removed as Registered User or recorded licensee of the ICN Trademark in the Territory, including the execution of any documents pursuant to

                           ICN's reasonable request, and this obligation shall survive termination of this Agreement.

                  (c) Schering and ICN each acknowledge the rights of the other in their respective trademarks, trade names, trade dress and logos used in connection with the Product, and, except and to the extent expressly provided in this Agreement, nothing in this Agreement shall be deemed to give either Party during or after the duration of this Agreement any right, title or interest in the trademarks, trade names, trade dress or logos of the other Party.

                  (d) Neither Schering nor ICN shall use nor seek to register any trademarks which are confusingly similar to each others' respective trademarks, trade names, trade dress or logos used in connection with the Product, without the other Party's prior written consent.

                  (e) ICN agrees that, except for the rights retained by it pursuant to this Agreement (including without limitation, the rights to manufacture the Product and to distribute, market and sell the Product in the EU under the ICN Trademark), ICN shall neither use itself, nor grant to a third party or to an Affiliate, the right to the use of the ICN Trademark in the Territory during the Exclusive Period for the Product in any country where Schering has elected to use the ICN Trademark as permitted by this Agreement without the consent of Schering, which shall not be unreasonably withheld.

                  (f) Should Schering elect to use the ICN Trademark, Schering shall submit to ICN, in writing, intended formats for use on the ICN packaging and on promotional and sales materials prior to the first use thereof by Schering. Should ICN not provide a reasonable basis for disapproval of the intended formats within thirty (30) days of receipt, Schering may then use the ICN Trademark in the formats submitted on those and on subsequently developed packaging and promotional materials. Schering agrees that it will not thereafter implement any changes to such formats unless the same has been submitted to ICN in accordance with the procedure set forth in the preceding sentence.

                  (g) In any country of the Territory where Schering elects to use the ICN Trademark, Schering shall notify ICN promptly and in writing upon learning that the ICN Trademark is actually or potentially infringed by a third party, or if an allegation is made the ICN Trademark may infringe the rights of a third party. ICN shall be responsible for taking appropriate action to stop the infringement or to defend the right to the continued use of its trademark. Should ICN decline to take action within thirty (30) days of receipt of notice from Schering in a country of the Territory where Schering has elected to use the ICN Trademark, then Schering is not obligated to but may, at its option, take reasonable action to stop the infringement or to defend the right to the continued use of the ICN Trademark. The Party bringing the action shall be deemed the "Litigating Party" and the other Party, the "Non-Litigating Party" for purposes of this Section 4.3.

                  (h) In any action brought pursuant to Section 4.3(g), the costs of the action shall be borne and any recovery shall be retained by the Litigating Party; provided, however that if the Litigating Party recovers damages attributable to (i) the profits of a third party infringer; or (ii) lost profits or lost sales of the Non-Litigating party; or (iii) punitive damages against the third party infringer; then any net recovery to the Litigating Party (i.e. total amount of recovery, less court costs and attorneys' fees), shall be divided equally between ICN and Schering. If Schering is the Litigating Party in an action to defend the right to the continued use of the ICN Trademark and is successful in obtaining a final judgment of a court of competent jurisdiction defending the right to the continued use of the ICN Trademark, then ICN shall reimburse Schering for half of its reasonable out-of-pocket net costs in obtaining the judgment (i. e. court costs and reasonable attorneys' fees less any recoveries received).

                  (i) In any action brought pursuant to this Section 4.3, the Non-Litigating Party shall provide reasonable assistance and information to the Litigating Party and shall be reimbursed for its reasonable out-of-pocket costs and expenses.

                  (j) Should for any reason the ICN Trademark, in any country of the Territory where Schering has elected to use it, or the Schering Trademark, in any country of the Territory, be prevented from being used, then the Parties shall consult as to a suitable other trademark for use in connection with the Product for purposes of this Agreement and in accordance with its terms and conditions.

                  (k) At the termination or expiration of the rights granted by this Agreement or the Exclusive Period in any country of the Territory for any reason, Schering shall cease all use of the ICN Trademark, except for any sell-off of Inventory of Product by Schering following termination of this Agreement.

                                    ARTICLE 5

                              MARKETING ACTIVITIES

                  5.1 Establishment of Scientific and Commercial Liaison Committees.

                  (a) Promptly following the Effective Date, Schering and ICN shall establish a Scientific Liaison Committee and a Commercial Liaison Committee (the "Committees") that shall be advisory committees only. Schering shall promptly provide to the Committees material data, reports and other information concerning scientific and commercial matters relating to the Product. Schering shall be the final decision-maker as to the scope of the activities within the purview of the Committees.

                  (b) The activities set forth in Exhibit D, incorporated herein by reference, among others, related to the Product within the Territory during the Exclusive Period shall be within the purview of the advisory Scientific Liaison Committee. Notwithstanding the foregoing, such activities, to the extent they relate to the EU, shall not be within the purview of such committee following Regulatory Approval in the EU.

                  (c) The following activities, among others, related to the Product within the Territory during the Exclusive Period shall be within the purview of the advisory Commercial Liaison Committee:

                           (i) worldwide Product branding for promotional materials,

                           (ii) consideration of positioning statements and detailing message for the Product for the Territory;

                           (iii) planning market research and exchanging market research data;

                           (iv)     review of advertising and promotional
                                    materials;

                           (v) coordination of international symposia and congresses;

                           (vi)     publication planning; and

                           (vii)    opinion leader development.

                           Notwithstanding the foregoing, such activities, to the extent they relate to the EU, shall not be within the purview of such committee following Regulatory Approval in EU.

                  (d) Schering shall be entitled to designate in writing to ICN up to three (3) members of each Committee, and ICN shall be entitled to designate in writing to Schering up to three (3) members. A Party may change its designated members at any time, upon written notice to the other Party. Each Party also shall be entitled to bring a reasonable number of non-member attendees to each meeting of the Committees. The chairs of the Committees shall be designated by Schering during the Exclusive Period.

                  (e) The Committees shall meet from time to time, as mutually agreed to by the members, but not fewer than two times each calendar year during the Exclusive Period, unless the members determine that fewer meetings are required.

                  (f) The chairs of the Committees shall designate the location of the meetings of the Committees, but unless ICN otherwise agrees, at least half of the meetings shall take place in California. All travel, lodging and similar expenses incurred by a member in attending meetings of the Committees shall be borne by the corresponding Party.

                  (g) During the Exclusive Period, the members designated by ICN and Schering shall be entitled to provide input and comments with respect to the activities of the Committees. It is understood that the Committees are to serve as forums for information and input by ICN as to the activities outlined in subsections (b) and (c) above, but it is further understood that Schering is not required to empower the Committees to make final decisions as to such matters.

                  5.2 Product Labelling.

                  (a) During the Exclusive Period, the Labelling shall, if Schering elects to use the ICN Trademark, contain the ICN Trademark and shall otherwise be consistent in format (but not substance) with the Labelling for Schering's other pharmaceutical products sold in the corresponding country within the Territory at the time in question. Unless prohibited by applicable law, if Schering elects to use the ICN Trademark, the Labelling shall indicate that the Product is under license from ICN.

                  (b) To the extent Schering elects to use the ICN Trademark, Schering shall not change the Labelling in format (but not substance) during the Exclusive Period without the prior written authorization of ICN (which shall not be unreasonably withheld), except that ICN's consent is not required if Schering, at its own cost and expense, desires to change the colors and other elements of trade dress to conform to the trade dress of Schering's other pharmaceutical products, provided that such change does not affect the other applicable Labelling requirements of this
                           Section 5.2.

                  5.3 Product Sampling.

                  (a) Schering may provide sampling for the Product for use in the treatment of chronic hepatitis C in a country within the Territory, in reasonable quantities comparable to the sampling conducted for its other anti-viral and/or oncology products in that country; provided, however, that subsequent to commercial launch of the Product in any country, the amount of such sampling in such country shall be limited to [REDACTED]. The free use of Product prior to commercial launch for the treatment of chronic hepatitis C in (i) pre-marketing programs (where permitted by applicable law) and compassionate programs, and (ii) other marketing and Phase IV studies, shall all be deemed sampling of the Product. All samples of the Product shall be purchased at a price equal to [REDACTED].

                  (b) Subsequent to commercial launch of the Product by ICN in any country, the amount of sampling in such country by ICN shall be limited to [REDACTED]. If the amount of such sampling by ICN in any such country exceeds [REDACTED], then ICN shall pay to Schering an amount equal to the [REDACTED], determined in accordance with the provisions of Section 6.2.

                  (c) The distribution of Product by Schering during the [REDACTED] preceding the date on which Schering reasonably expects to receive Regulatory Approval shall be consistent with the Research and Development Plan set forth as Exhibit D and with Schering's previous historical compassionate use programs for ribavirin in connection with the treatment of chronic hepatitis C. Schering shall not engage in pre-approval distribution of the Product (other than for clinical trials, which are those with protocols and case report forms) in a manner that could reasonably be expected to compromise the distribution by ICN of the Product in the EU following Regulatory Approval.

                                    ARTICLE 6

                   COMPENSATION PAYABLE TO ICN; PAYMENT TERMS

                  6.1 License Fee. On the Effective Date, Schering shall pay ICN a license fee in the amount of $23.0 million, by wire transfer of immediately available funds to an account designated by ICN.

                  6.2 Royalty Payment. In partial consideration of the grant of rights to Schering by ICN under this Agreement, Schering shall pay ICN a royalty in the following amount:

                  (a) with respect to sales of Product in the EU, [REDACTED] of Net Sales, [REDACTED], but in no event less than [REDACTED] of Net Sales; and

                  (b) with respect to sales of Product in the Territory, other than in the EU:
                                        [REDACTED];
                                        [REDACTED]; and
                                        [REDACTED];

provided, however, that in no event shall the royalty on sales of the Product in any country in the Territory (including the EU) be less than [REDACTED] per capsule sold based on a [REDACTED], [REDACTED] per capsule sold based on a [REDACTED], and [REDACTED] sold based on a [REDACTED], such amounts to be proportionately adjusted based on a scale of [REDACTED] for other capsule sizes less than [REDACTED] and based on a scale of [REDACTED] for other capsule sizes in excess of [REDACTED]; provided further, however, that if in any country in the Territory ICN is also marketing the Product, and if at any time ICN's current actual net selling price for the Product is less than [REDACTED] of Schering's current actual net selling price for the Product (based on the same capsule size and comparable terms and conditions, and other than due to increases in price by Schering), then such minimum royalty shall no longer apply to sales of the Product by Schering in such country (and such minimum royalty shall not be reinstated). In the event any third party is also marketing oral ribavirin in any country in the Territory, then Schering shall not be obligated to pay the minimum royalty provided for in this Section 6.2 for that country. [REDACTED] For purposes of this Section 6.2, the current actual net selling price shall be determined on a country-by-country basis, for each calendar quarter, by dividing the Net Sales of capsules of a particular capsule strength by the total number of capsules of the same strength that were sold and sampled in such country during such period. Each Party shall have the right to audit the books and records of the other Party for the purpose of verifying the current actual net selling price, in accordance with the procedures set forth in Section 6.10.

                  6.3 Royalty Reduction. The royalty payable by Schering pursuant to this Agreement shall be reduced by [REDACTED] until the cumulative royalty that would otherwise be payable but for such reduction equals [REDACTED] million.

                  6.4 Product Price to Schering.

                  (a) The price to be charged to Schering for supplies of finished bulk Product furnished pursuant to Article 8, FOB ICN's plant, shall be the greater of (i) [REDACTED] of Net Sales, calculated on a country-by-country basis, or (ii) ICN's Cost of Goods plus [REDACTED]. Schering shall have the right to verify ICN's cost price of Product pursuant to the procedures set forth in Section 6.10 hereof.

                  (b) Schering shall establish an estimated sales price per unit ("Estimated Selling Price") for the Product in each country of the Territory. Schering agrees to apply the same policy in establishing the Estimated Selling Price for the Product as Schering would do in the case of its own products of similar status. Schering shall pay for all Product purchased under this Agreement within 30 days after receipt of an invoice from ICN, which shall be rendered upon shipment, based on the Estimated Selling Price, subject to adjustment for the final price as provided in Section 6.4(e).

                  (c) Schering may change its Estimated Selling Price on a quarterly basis by notifying ICN at least fifteen
                           (15) days prior to the beginning of any calendar quarter and such Estimated Selling Price shall then apply for the calculation of the price at which Schering shall purchase Product from ICN and all orders of Product delivered to Schering in that quarter shall be effected at said purchase price, subject to adjustment for the final price as provided in Section 6.4(e).

                  (d) The price to be invoiced to Schering at time of shipment for supplies of finished bulk Product shall be equal to [REDACTED] of the Estimated Selling Price of the Product in the Territory, plus relevant customs duties, shipping, bulk packaging and insurance costs, which shall be the responsibility of and shall be duly paid by Schering.

                  (e) Reconciliations of the price paid to ICN for Product based on the Estimated Selling Prices as against actual Net Sales (in order to arrive at the [REDACTED] calculation of Net Sales), shall be made by Schering on a quarterly basis within ninety (90) days of the end of each calendar quarter.

                  6.5 Royalty Payment Dates. Within 60 days after the end of each March, June, September and December in each and every calendar year during the Exclusive Period, following the commencement of marketing of Product, Schering shall furnish and deliver to ICN a full and true accounting of its worldwide Net Sales of Product hereunder during the three (3) month period ending with the previous March 31st, June 30th, September 30th and December 31st and shall simultaneously pay to ICN, for the account of Schering or the applicable Affiliate or sublicensee, as the case may be, a sum equal to the aggregate of the royalty due thereon as calculated pursuant to Section

6.2 hereof (reconciled for any previous overpayments or underpayments), to such account as ICN shall have designated from time to time in writing to Schering.

                  6.6 Direct Affiliate Licenses, Supporting Licenses and Compulsory Royalties.

                  (a) Whenever Schering shall reasonably demonstrate to ICN that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between ICN and such Affiliate, ICN will grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof, provided that Schering guarantees the Affiliate's obligations thereunder or otherwise provides to ICN assurances of performance satisfactory to ICN in its sole discretion.

                  (b) If Schering, its Affiliates or sublicensees are legally obliged by any governmental authority in any country in the Territory to grant licenses under the Know-How to any third party to make, use, or sell Product at royalty rates less than those payable pursuant to this Agreement, then the royalty payable prospectively hereunder with respect to Net Sales in such country shall be reduced to such lesser rate as long as such reduced royalty remains effective.

                  6.7 Place of Royalty Payment and Currency Conversions. All royalties, with the exception of those payable on sales to customers in the United States, shall be paid by Schering from its office in Lucerne, Switzerland. Royalties payable on U.S. sales shall be paid directly to ICN by Schering Corporation from its offices in Kenilworth, New Jersey. All royalty payments shall be made in United States dollars to the extent that free conversion to United States dollars is permitted. Royalties payable on sales in countries other than the United States shall be calculated by multiplying the appropriate royalty rate times the sales in each currency in which they are made and converting the resulting amount into United States dollars at the rates of exchange used by Schering for reporting such sales for United States financial statement purposes. If, due to restrictions or prohibitions imposed by a national or international authority, payments cannot be made as aforesaid, the Parties shall consult with a view to finding a prompt and acceptable solution, and Schering will, from time to time, deal with such monies as ICN may lawfully direct at no additional out-of-pocket expense to Schering. Notwithstanding the foregoing, if royalties cannot be remitted to ICN for any reason within six (6) months after the end of the calendar quarter during which they are earned, then Schering shall be obligated to deposit the royalties in a bank account in Switzerland in the name of ICN. Royalties payable by Schering shall be net of any foreign withholding taxes due, it being understood that such withholding taxes are the obligation of ICN. Schering shall forward to ICN in a timely manner all tax receipts relating to such withholding taxes.

                  6.8 Royalties on Resales. No earned royalty shall be payable in respect of sales between and among Schering, its Affiliates and sublicensees, it being understood that royalties are to be paid on resale of Product to independent third parties.

                  6.9 Duration of Royalty Payments. With respect to Net Sales of any Product in any country in the Territory, royalties shall be paid hereunder with respect to Net Sales of such Product until [REDACTED] from the date of first commercial sale after Regulatory Approval of such Product in such country, but no longer than the duration of the Exclusive Period.

                  6.10 Maintenance of Royalty Records; Audit Rights.

                  (a) Schering shall maintain and cause its Affiliates to maintain books of account and adequate records of all Net Sales of Product, including those made by sublicensees. ICN shall have the right, following written request by ICN, by its regularly employed independent certified public accounting firm of national standing, and at its own expense, during normal business hours, to examine pertinent books and records of Schering at all reasonable times (but no later than forty-five (45) days after written request is made and not more often than once each calendar year) for the purpose of verifying and reporting to ICN as to the computation of the royalty payments made hereunder; it being understood that the right to conduct such examination and the actual examination with respect to any quarterly accounting period hereunder shall take place not later than two (2) years years following the expiration of said period. Said accounting firm shall only report as to the computation of the royalty payments made to ICN and shall not disclose to ICN any other information. The accounting firm representatives shall execute customary confidential agreements prior to any examination.

                  (b) ICN shall maintain at a location in the United States accurate books and records in accordance with generally accepted accounting principles, in sufficient detail to enable ICN's Cost of Goods hereunder to be verified. All such records shall be maintained for three (3) years after the submission of each report required to be provided under this Agreement. The independent certified public accountant of Schering shall have access, subject to a customary confidentiality agreement, during normal business hours and following reasonable prior notice to ICN, to the books and records of ICN to conduct a review or audit thereof to verify the calculation of ICN's Cost of Goods. Such access shall be available not more than once each calendar year and for eighteen (18) months after the expiration or termination of this Agreement, but in no event shall Schering be entitled to review or audit ICN's Cost of Goods calculation occurring more than three years before the requested date of the review or audit.

                  (c) If Schering manufactures Product pursuant to this Agreement, then Schering shall maintain accurate books and records in accordance with generally accepted accounting principles, in sufficient detail to enable Schering's Cost of Goods hereunder to be verified. All such records shall be maintained for three (3) years after the submission of each report required to be provided under this Agreement. The independent certified public accountant of ICN shall have access, subject to a customary confidentiality agreement, during normal business hours and following reasonable prior notice to Schering, to the books and records of Schering to conduct a review or audit thereof to verify the calculation of Schering's Cost of Goods. Such access shall be available not more than once each calendar year and for eighteen (18) months after the expiration or termination of this Agreement, but in no event shall ICN be entitled to review or audit Schering's Cost of Goods calculation occurring more than three years before the requested date of the review or audit.

                  (d) Nothing in this Section 6.10 shall limit the rights of any Party to obtain any and all relevant information for purposes of an ADR (as defined in Article 13) or otherwise pursuant to legal process in the event of a dispute under this Agreement.

                  6.11 Equity Purchase. ICN and Schering-Plough Corporation are contemporaneously with this Agreement entering into the Stock Purchase Agreement.

                  6.12 Withholding Taxes, etc. If at any time during or after the Agreement, any jurisdiction within the Territory requires that taxes be withheld from any payment (or portion thereof) of ICN's compensation under this
Article 6, Schering may deduct such amount from the corresponding payment, or, if applicable, ICN will promptly reimburse Schering or its designee(s) such amounts. Schering shall provide ICN with documentation of such withholding and payment in a manner that is satisfactory for purposes of the U.S. Internal Revenue Service. Any withholdings paid when due hereunder shall be for the account of ICN and shall not be included in the calculation of Net Sales. ICN shall be liable for any deficiency, and any fine, assessment or penalty imposed by any taxing authority in the Territory for any deficiency in the amount of any such withholding or the failure to make such withholding payment; if Schering is required to pay any such deficiency, or any fine, assessment or penalty for any such deficiency, ICN shall promptly reimburse Schering for such payments, which shall not be included in the calculation of Net Sales. Notwithstanding the foregoing, in no event shall ICN be liable for any deficiency, fine, assessment or penalty resulting from Schering's failure to withhold the proper amount in accordance with the written instructions of ICN to Schering given in accordance with Section 15.7 hereof.


                                    ARTICLE 7

                      ICN'S MARKETING RIGHTS; DISTRIBUTION

                  7.1 ICN's Marketing Rights. Notwithstanding the rights granted to Schering under this Agreement, ICN shall have the right at any time following ICN's receipt of Regulatory Approval in the EU to distribute, market, use and sell the Product for the treatment of chronic hepatitis C, at ICN's expense, in the EU; provided, however, that ICN shall not sell the Product to any entity in the EU that could reasonably be expected to resell the Product outside the EU, except for resales to non-EU countries that are members of the European Economic Area. In addition, in recognition of ICN's current sales of the Product for the treatment of chronic hepatitis C pursuant to a Regulatory Approval in Egypt, ICN shall have the right under its existing contractual obligations (on a semi-exclusive basis with Schering) at any time to distribute, market, use and sell the Product for the treatment of chronic hepatitis C, at ICN's expense, in Egypt; provided, however, that ICN shall not sell the Product to any entity in Egypt that could reasonably be expected to resell the Product outside Egypt.

                  7.2 Distribution. In furtherance of the rights granted to Schering to distribute Product throughout the Territory as and to the extent provided in this Agreement:

                  (a) Promptly after the Effective Date, ICN shall deliver to Schering a report of sales of Product by ICN in the Territory during each of the four most recently ended fiscal quarters of ICN.

                  (b) ICN shall provide to Schering a sales report on a quarterly basis showing all sales and all units shipped of Product by ICN in the Territory during the preceding quarter.

                  (c) As promptly as practicable following sales of the Product to new customers by ICN, ICN shall provide to Schering a report of such new customers for the Product.

                  (d) If, at any time, Schering determines, based on the quarterly reports provided pursuant to Section 7.2(b), that there has been a significant change in purchasing patterns by any customer or customers of ICN, then Schering may require ICN to provide to Schering, in advance of acceptance by ICN, all orders from such customer or customers, and

                           Schering shall have the right to require ICN to reject any such orders as to which Schering reasonably concludes that the Product covered by such orders are likely to be resold for use for chronic hepatitis C outside the country from which the order was placed. For purposes of this Section 7.2(d), a "significant change in purchasing patterns" means [REDACTED]. Schering shall not be entitled to require ICN to reject any order as to which ICN reasonably believes is justifiable in light of new indications, changed labelling, outbreaks of disease or similar circumstances.

                  (e) ICN shall notify its existing distributors and customers that it intends to restrict orders for off-label and similar purposes.

                  (f) If Schering has required ICN to provide it with all orders prior to acceptance as provided above, then ICN shall cause its independent auditors to certify to Schering after the end of each calendar quarter, that ICN has provided to Schering all such orders for such quarter.

                  (g) ICN's obligations under this Section 7.2 shall terminate as to each country in the EU upon ICN's receipt of Regulatory Approval in each such country of the EU.

                  7.3 Ireland Sales. In furtherance of the rights granted to Schering to distribute Product throughout the Territory as and to the extent provided in this Agreement, ICN grants to Schering the right to, and Schering shall, at its option, assume, perform or discontinue, and ICN shall cease, until receipt by Schering of Regulatory Approval of the Product in the EU, the distribution, marketing and sale of the Product currently being conducted by ICN or any Affiliate of ICN in Ireland (including without limitation, any obligations of ICN under distribution and other marketing agreements and arrangements relating to Ireland). Schering shall pay to ICN, during each year during the Exclusive Period (other than any year during the Exclusive Period during which ICN actually sells the Product in Ireland, with the permission of Schering) until receipt by Schering of Regulatory Approval of the Product in the EU, an amount determined by [REDACTED] for sale of Product in Ireland in 1994, [REDACTED], times [REDACTED], payable annually on January 10 of each year. Schering shall have the right to audit the books and records of ICN once, within [REDACTED] after the Effective Date, solely to verify such [REDACTED], and otherwise in accordance with the provisions of Section 6.10(b).

                                    ARTICLE 8

                SUPPLY OF PRODUCT BY ICN DURING EXCLUSIVE PERIOD

                  8.1 Supply.

                  (a) Subject to the provisions of Section 8.3, Schering shall purchase the Product from ICN, and ICN shall supply all of Schering's requirements of the Product (including, but not limited to, research and development requirements, including placebos, which shall be in accordance with reasonable procedures for ordering and production as agreed by the Parties) in finished bulk capsules, or bulk substance as necessary, subject to the terms and conditions of this Article 8. If at any time ICN experiences a shortage of Product supply and the available supplies are not sufficient to satisfy all of Schering's requirements for the Product in the Territory, ICN shall allocate its available worldwide supplies (including inventory in excess of customary supplies) equitably among its own requirements and Schering's, based on the purchasing history of such entities during the prior six-month period.

                  (b) For so long as ICN is supplying Product to Schering, ICN shall furnish Schering with all information related to the pre-approval inspections for the Product and shall promptly resolve, at ICN's expense, any manufacturing deficiencies in order to receive timely Regulatory Approval. ICN shall thereafter be solely responsible, at ICN's expense, for compliance with current Good Manufacturing Practices as determined by the FDA. ICN shall promptly address and remedy any deficiencies noted in any Form 483 reports or warning letters issued by the FDA.

                  8.2 Forecasts and Procedures.

                  (a) Product will be supplied by ICN to Schering in finished bulk capsules and only against receipt of Schering's written purchase order and ICN's written confirmation of the same. The delivery shall be within [REDACTED] from the receipt of Schering's firm purchase order if the quantity ordered does not exceed the current forecast provided in accordance with Section 8.2(b) by more than [REDACTED], and within [REDACTED] if the ordered quantity exceeds the current forecast by more than [REDACTED] but less than [REDACTED]. The Parties shall discuss and mutually agree on delivery schedules if the quantity ordered exceeds the current forecast by more than [REDACTED]. ICN shall within five days of receipt of any Schering written purchase order confirm receipt of such purchase order (via facsimile to a facsimile number supplied by Schering for this purpose).

                  (b) To better enable ICN to plan its Product production program for the Territory, Schering agrees to provide ICN monthly its then current forecast for the quantities of the Product that Schering will require during the successive eighteen (18) months. Schering shall break down each forecast indicating the quantity and a requested delivery date by month for the first successive twelve (12) months followed by the next six (6) months indicated in two (2) quarterly aggregates. Each monthly forecast issued shall reflect a continuously rolling/progressive eighteen (18) month cycle. Each current monthly forecast shall be deemed to be a binding purchase order. Schering shall purchase from ICN at least [REDACTED] of the sum of its estimated Product orders for the second calendar quarter indicated in the latest forecast; provided, however, that if, for the third and fourth calendar quarters indicated in such monthly forecast, Schering does not purchase at least [REDACTED] of the sum of its estimated Product orders, Schering shall pay to ICN, at the time of payment for Product purchased for such quarters, an amount equal to ICN's carrying cost (including warehousing, finance costs and similar items) of the amount of inventory (including bulk substance and finished capsules) reflected in such estimated Product orders in excess of the amount of Product purchased for such quarters. ICN shall not be under any obligation to accept any order of the Product which is in excess of [REDACTED] of the latest forecast relating to Schering's requirement for the first twelve (12) months.

                  (c) Schering shall place orders in increments of single batches equivalent to [REDACTED]; provided, however, that solely for purposes of clinical trials the minimum batch size shall be [REDACTED]. ICN will use reasonable efforts to provide capsules having the longest available shelf life for purposes of such clinical trials.

                  (d) ICN may reject Schering's purchase order if the purchase order fails to substantially comply with the requirements of this Article 8. In the event of any discrepancy between a purchase order for the Product and this Agreement, the terms of this Agreement shall govern. ICN shall use commercially reasonable efforts to meet any Product requirements of Schering.

                  (e) All Product shall be packed for air freight shipment and storage in accordance with Schering's specifications as mutually agreed upon and in accordance with applicable laws and regulations.

                  (f) Schering shall be responsible for the costs, including customs duties, freight and insurance, that may be required to ship the Product from ICN's plant to any destination.

                  (g) Risk of loss and damage to the Product shall pass to Schering upon tender of the Product at ICN's plant.

                  (h) ICN shall prepare, obtain, and transmit to Schering such documents as shall be required for Schering to take over customs clearance and to satisfy other import formalities into the Territory. Schering shall use diligent efforts to promptly clear shipments of Product through customs and shall handle and store the Product thereafter in a manner which maintains the integrity of the Product.

                  (i) At the reasonable request of Schering at any time during the Exclusive Period, ICN shall promptly enter into a written supply agreement for supply of Product to a Schering Affiliate (located within the Territory) designated by Schering on terms and conditions consistent with those contained in this Agreement as well as any additional terms as may be required by applicable law and any customary additional terms as shall be agreed to by the Parties (such consent not to be unreasonably withheld). If there is any inconsistency between this Agreement and such supply agreement, the terms of this Agreement shall control.

                  (j) ICN shall provide to Schering, at the commencement of Schering's purchases of Product from ICN, and shall update from time to time, the test methodologies used by ICN in preparing the certificates of analysis referred to in Section 8.4, and any differences between the then-current specifications for the Product and the Product Specifications.

                  8.3 Schering's Right to Manufacture.

                  (a) Within 24 months after the Effective Date, Schering shall notify ICN as to whether Schering elects to continue to purchase Product from ICN or to discontinue all or, if agreed to by ICN, a part of Schering's purchase of Product from ICN, and to manufacture Product itself or have Product manufactured for it by a third party. If Schering elects to continue to purchase Product from ICN, then the Parties shall negotiate in good faith as to any capacity requirements, and the cost of any related capital investment, required to meet Schering's requirements. Subject to agreement of the Parties as to such matters, from the Effective Date, ICN shall only be required to supply Schering to the extent of ICN's current available capacity, taking into account ICN's own requirements and commitments with respect to Product. ICN represents that ICN has adequate capacity to supply Schering's requirements of Product for clinical programs for Regulatory Approval. If, after deciding to manufacture or have manufactured the Product, Schering wishes to again purchase Product from ICN, Schering shall give ICN not less than 6 months' notice. ICN may, but shall not be required to, supply Product to Schering, on such terms to which the Parties may agree.

                  (b) In the event that Schering elects to manufacture Product itself or have Product manufactured for it by a third party, then so long as this Agreement remains in effect, Schering shall, at the request of ICN, supply Product to ICN at a price and on other terms and conditions consistent with the terms and conditions on which ICN supplies Product to Schering under this Agreement. Schering shall only be required to supply ICN to the extent of Schering's available capacity, taking into account Schering's own requirements and commitments with respect to Product. For so long as Schering is supplying Product to ICN, Schering shall furnish ICN with all information related to the pre-approval inspections for the Product and shall promptly resolve, at Schering's expense, any manufacturing deficiencies in order to receive timely Regulatory Approval. Schering shall thereafter be solely responsible, at Schering's expense, for compliance with current Good Manufacturing Practices as determined by the FDA. Schering shall promptly address and remedy any deficiencies noted in any Form 483 reports or warning letters issued by the FDA.

                  (c) If Schering elects to purchase Product from ICN, ICN shall maintain its production facilities (including those of any third party supplier) used to manufacture the Product, so as to permit the importation and supply of Product in a timely manner under this Agreement in all applicable countries in the Territory. So long as Schering is purchasing Product from ICN, ICN will permit Schering representatives to inspect the Product-related portion of its production facilities, at Schering's cost and expense, at any time during normal business hours and upon reasonable prior notice. Any such inspection that involves third party facilities shall be subject to such limitations (including confidentiality obligations) as may be imposed under the applicable agreement between ICN and the third party.

                  8.4 Limited Warranty.

                  (a) ICN warrants that each shipment of the Product supplied to Schering pursuant to this Agreement, when shipped from the ICN Facility, shall conform to the Product Specifications, shall be manufactured by ICN and supplied to Schering in accordance with the requirements of applicable law in the country of manufacture and any other applicable regulatory legal requirements in the Territory, including, without limitation, any current Good Manufacturing Practices requirements, and shall be of substantially equivalent quality as the Product produced by ICN for its own use. ICN shall provide to Schering concurrently with each shipment of Product a Certificate of Analysis which contains analytical results and specifications of the batch. THE WARRANTY PROVIDED FOR IN THIS SECTION 8.4(a) IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER PERTAINING TO THE PRODUCT AND WHETHER ARISING BY LAW, CUSTOM, CONDUCT, OR USAGE OR TRADE, AND THE RIGHTS AND REMEDIES PROVIDED IN SECTION 8.4(b) ARE EXCLUSIVE AND IN LIEU OF ALL OTHER RIGHTS AND REMEDIES (EXCEPT AS PROVIDED IN SECTION 8.4(d)).

                  (b) Subject to Section 3.7(b) if any Product is shown to be in breach of ICN's warranty ("Non-Conforming Product") contained in Section 8.4(a), Schering's exclusive remedy shall be to return to ICN the Non-Conforming Product and to receive a credit (with ICN paying related transportation costs) in the amount paid to ICN hereunder for such Non-Conforming Product and related transportation costs (including costs of returning such Non-Conforming Product) or to have ICN replace such Non-Conforming Product.

                  (c) EXCEPT FOR ICN'S OBLIGATION TO REFUND OR REPLACE NON-CONFORMING PRODUCT AS SET FORTH IN SECTION 8.4(b) ABOVE, ICN SHALL NOT BE LIABLE TO SCHERING FOR, AND SCHERING WAIVES ANY AND ALL CLAIMS AGAINST ICN FOR, ALL DAMAGES, INCLUDING SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, WHICH MAY BE CAUSED BY, OR IN ANY WAY RESULT FROM, THE PRODUCT OR THEIR DELIVERY UNDER THIS AGREEMENT, INCLUDING DAMAGES RESULTING FROM DELAYS IN DELIVERY, OR FAILURE TO DELIVER, ANY

                           PRODUCT WHETHER BASED ON BREACH OF WARRANTY, STRICT LIABILITY OR ANY OTHER CAUSE OF ACTION.

                  (d) NOTHING IN THIS SECTION SHALL BE DEEMED IN ANY WAY TO LIMIT SCHERING'S RIGHTS OF INDEMNIFICATION PURSUANT TO SECTIONS 11.2(a)(ii) AND 11.2(b)

                  8.5 Rejection of Product.

                  (a) Schering may reject any shipment of Product from ICN that does not meet ICN's warranty set forth in
                           Section 8.4, upon notice to ICN delivered within forty five (45) days after receipt by Schering of such shipment or, in the case of any latent defect, after Schering discovered or had a reasonable basis for discovering such defect. Any shipment of Product that is not rejected by Schering within such period shall be deemed accepted. In no event shall ICN be liable for any nonconformity of the Product resulting from the shipment, storage or handling of the Product after tender by ICN in accordance with Section 8.2(g) (unless resulting from the fault of ICN, such as not shipping in accordance with agreed specifications), or the tampering, alteration or mishandling of the Product by any person (including any customer of Schering) following such tender.

                  (b) Upon the request of ICN, Schering shall furnish evidence of nonconformity of the shipment of Product. If ICN confirms the nonconformity, ICN will use diligent efforts to, at Schering's request, either promptly replace the Product at no additional charge to Schering with a conforming shipment (which may include rework of the Product if feasible), or issue a credit to Schering (pro rated, if less than a full shipment is rejected) for the Product Price and any other costs and expenses incurred by Schering in shipping the rejected Product to ICN. If ICN disagrees with Schering's determination, the Parties shall promptly submit the dispute to a mutually acceptable laboratory for a binding determination (in lieu of the procedures described in Article 13) of the conformance or nonconformity of the Product and ICN shall submit as part of its documentation retained manufacturing samples. The non-prevailing Party shall pay the costs and expenses of the laboratory tests.

                                    ARTICLE 9

                                 CONFIDENTIALITY

                  9.1 Confidentiality. ICN and Schering shall use only in accordance with this Agreement and shall not disclose to any third party any confidential or proprietary information, whether patentable or not, related to the subject matter of this Agreement furnished by the other Party pursuant to this Agreement or otherwise, without the prior written consent of the other Party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of twenty (20) years. These obligations shall not apply to:

                  (a) Information that is known to the receiving Party prior to the time of disclosure, to the extent evidenced by written records of the receiving Party;

                  (b) Information disclosed to the receiving Party by a third party which has a right to make such disclosure;

                  (c) Information that is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

                  (d) Information which is independently developed by employees of the receiving Party or its Affiliates and such independent development can be properly demonstrated by the receiving Party; or

                  (e) Information that is required to be disclosed by law, regulation, rule, act or order of the FDA or similar authority or agency or a court of competent jurisdiction; provided that the receiving Party gives the other Party sufficient advance notice to permit it to seek a protective order or other similar order with respect to such information and thereafter discloses only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

                  9.2 No Publicity. A Party may not use the name of the other Party in any publicity or advertising and, except as provided in section 9.1, may not issue a press release or otherwise publicize or disclose any information related to this Agreement or the terms or conditions hereof, without the prior written consent of the other Party. The Parties shall agree on a form of initial press release that may be used by either Party to describe this Agreement. Nothing in the foregoing, however, shall prohibit a Party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange; in such event, however, the disclosing Party shall use good faith efforts to consult with the other Party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available.

                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES

                  10.1 Representations and Warranties of Each Party. Each of ICN and Schering hereby represents, warrants and covenants to the other Party hereto as follows:

                  (a) It is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

                  (b) The execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action, subject only to receipt of requisite boards of directors' approvals;

                  (c) It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

                  (d) The execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property;
                           (ii) the provisions of its charter documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

                  (e) Except for the governmental and regulatory approvals required to market the Product in the Territory, the execution, delivery and performance of this Agreement by such Party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such Party;

                  (f) This Agreement has been duly authorized, executed and delivered and constitutes such Party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles; and

                  (g) It shall comply with all applicable material laws and regulations relating to its activities under this Agreement.

                  10.2 ICN'S Representations. ICN hereby represents, warrants and covenants to Schering as follows:

                  (a) ICN owns or has sufficient rights in and to the Know-How and ICN Trademark, free and clear of any liens or encumbrances, to grant the rights to Schering as contained in this Agreement;

                  (b) ICN is not aware of any existing third party trademark, trade name or other intellectual property rights in the Territory that might be infringed by the import, distribution, marketing, use or sale of the Product in the Territory under the ICN Trademark or through the use of the ICN name;

                  (c) During the Exclusive Period, ICN will use diligent efforts not to diminish the right under its Know-How and ICN Trademark granted to Schering hereunder, including without limitation by not committing or permitting any acts or omissions which would cause the breach of any agreements between itself and third parties which provide for intellectual property rights applicable to the development, manufacture, use or sale of Product. ICN agrees to provide Schering promptly with notice of any such alleged breach. ICN is in compliance in all material respects with any such agreements with third parties;

                  (d) Data summaries provided to Schering by ICN prior to the Effective Date relating to the clinical trials of the Product, taken as a whole, accurately represent the underlying raw data;

                  (e) ICN has provided to Schering a summary of all adverse events known to ICN relating to the Product;

                  (f) ICN has disclosed to Schering all information known to ICN concerning (i) patents owned by third parties that might be infringed by Schering's use of the Product to treat chronic hepatitis C; or (ii) patent applications owned, or reasonably believed by ICN to be owned, by third parties that, if issued as a patent, might be infringed by Schering's use of the Product to treat chronic hepatitis C;

                  (g) ICN has no knowledge of any circumstances that (i) would adversely affect the commercial utility of the use of the Product to treat chronic hepatitis C; or
                           (ii) that would render Schering liable to a third party for patent infringement as a consequence of Schering's use of the Product to treat chronic hepatitis C; and

                  (h) (i) ICN has disclosed to Schering all distributorship agreements, marketing arrangements or similar agreements whereby ICN is selling, distributing or supplying the Product (including directly or through Affiliates of ICN) or whereby ICN has authorized third parties to make, sell, distribute or supply the Product (collectively "License Agreements"); (ii) Exhibit 2.1 sets forth a list of all License Agreements; (iii) no contract, agreement or understanding, either oral or in writing, modifies, amends or supplements the License Agreements; and (iv) ICN shall not enter into any License Agreements between the date hereof and the Effective Date.

                  (i) Except as set forth in Exhibit 2.1, ICN has not granted any rights under the Know-How to any third party to either make, sell, distribute or supply the Product.

                  (j) As soon as practicable following the Effective Date, ICN shall at its sole cost and expense (A) terminate (and not renew, where applicable), or allow to expire, the License Agreements listed on Exhibit 2.1(A); (B) terminate (by agreement with the other Party thereto, or otherwise) the License Agreements listed on Exhibit 2.1(B); and (C) use reasonable efforts to amend the License Agreements listed on
                           Exhibit 2.1(C) to prohibit the other party from making, selling, distributing or supplying any oral formulation of the Product in the Territory in derogation of Schering's rights under this Agreement. Except as previously disclosed to Schering or as contemplated by Article 7, Article 8 or this Section 10.2(j), during the Exclusive Period, ICN shall not distribute, market, sell or supply the Product (including directly or through Affiliates of ICN) in any country in the Territory.

                  (k) Neither ICN nor any officer of ICN or Affiliate of such officer is currently engaged in any research or development programs for any other products for the treatment of hepatitis C (including directly or through Affiliates of ICN).

                  10.3 Continuing Representations. The representations and warranties of each Party contained in Sections 10.1 and 10.2 shall survive the execution of this Agreement and shall remain true and correct after the date hereof with the same effect as if made as of the date hereof.

                  10.4 No Inconsistent Agreements. Neither Party has in effect and after the Effective Date neither Party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

                                   ARTICLE 11

                   INDEMNIFICATION AND LIMITATION ON LIABILITY

                  11.1 Indemnification by Schering.

                  (a) Schering shall indemnify, defend and hold harmless ICN and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "ICN Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees), subject to the limitations in section 11.5 (collectively, a "Liability") which the ICN Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Schering of any covenant, representation or warranty contained in this Agreement, (ii) any negligent act or omission or willful misconduct of Schering (or any Affiliate thereof) in the promotion, marketing and sale of the Product or any other activity conducted by Schering under this Agreement which is the proximate cause of injury, death or property damage to a third party, or
                           (iii) the successful enforcement by an ICN
                           Indemnified Party of any of the foregoing.

                  (b) Schering also shall indemnify, defend and hold harmless each ICN Indemnified Party from and against any Liability which the ICN Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with any negligent act or omission or willful misconduct of Schering (or any Affiliate thereof) in the manufacture, promotion or marketing of the Product or any other activity conducted by Schering under this Agreement after the Exclusive Period which is the proximate cause of injury, death or property damage to a third party.

                  11.2 Indemnification by ICN.

                  (a) ICN shall indemnify, defend and hold harmless Schering and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, an "Schering Indemnified Party") from and against any Liability which the Schering Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by ICN of any covenant, representation or warranty contained in this Agreement, (ii) any negligent act or omission or willful misconduct of ICN (or any Affiliate thereof) in providing the Know-How or in the manufacture, promotion, marketing or sale of the Product or any other activity conducted by ICN under this Agreement which is the proximate cause of injury, death or property damage to a third party, or (iii) the successful enforcement by an Schering Indemnified Party of any of the foregoing.
                  (b) ICN also shall indemnify, defend and hold harmless each Schering Indemnified Party from and against any Liability which the Schering Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with any negligent act or omission or willful misconduct of ICN (or any Affiliate thereof) in the manufacture, promotion or marketing of the Product or any other activity conducted by ICN under this Agreement after the Exclusive Period which is the proximate cause of injury, death or property damage to a third party.

                  11.3 Conditions to Indemnification. The obligations of the indemnifying Party under paragraphs 11.1 and 11.2 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability. The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such Party may have at law or in equity. If the indemnifying party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

                  11.4 Settlements. Neither Party may settle a claim or action related to a Liability without the consent of the other Party, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party's rights under this Agreement. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.


                  11.5 Limitation of Liability. With respect to any claim by one Party against the other arising out of the performance or failure of performance of the other Party under this Agreement, the Parties expressly agree that the liability of such Party to the other Party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a Party be liable for, punitive, exemplary or consequential damages.

                  11.6 Insurance. Each Party acknowledges that they each maintain and shall, during the term of this Agreement, maintain a self-insurance program for liability insurance, including products liability and contractual liability insurance, adequately covering such Party's obligations under this Agreement. Each Party shall provide the other Party with evidence of such self-insurance program, upon request.

                                   ARTICLE 12

                              TERM AND TERMINATION

                  12.1 Term of Agreement. The term of this Agreement shall begin on the Effective Date and shall continue in perpetuity unless terminated earlier in accordance with this Article 12. Upon the expiration of the Exclusive Period,
(a) Schering shall be granted a worldwide, perpetual, fully-paid up, non-exclusive license in and to the Know-How to enable Schering to develop, make, have made, use, sell and distribute Product in the Territory, and (b) Schering shall grant ICN reference to any Regulatory Approvals and pricing or reimbursement approvals relating to the Product in the Territory.

                  12.2 Termination by Either Party. This Agreement may be terminated upon written notice to the other Party in the event of any of the following:

                  (a) unilaterally by Schering at any time, with or without cause, upon [REDACTED] written notice;

                  (b) by either Party upon nonpayment of any properly due and payable amount that is continuing for twenty (20) business days after the defaulting Party has received written notice from the non-defaulting Party of such nonpayment;

                  (c) by either Party upon material breach by the other Party of any provision herein that is continuing forty-five (45) days after the non-breaching Party gives the breaching Party notice of such breach specifying in reasonable detail the particulars of the alleged breach; or

                  (d) by either Party in the event the other Party becomes insolvent, or voluntary or involuntary proceedings are instituted by or against the other Party and are not dismissed within 60 days, or a receiver or custodian is appointed for such Party's business, or a substantial portion of such Party's business is subject to attachment or similar process, or the other Party is unable to satisfy its obligations as they become due, enters into any composition or arrangement with its creditors or enters into liquidation.

                  12.3 Continuing Obligations. Neither ICN nor Schering shall be relieved of their respective obligations to pay any sums of money due or payable or accrued under this Agreement as of the effective date of such termination. All accounts between ICN and Schering shall be settled in full within ninety
(90) days following the expiration or termination of this Agreement. Articles 9, 10 and 13 and Sections 3.1(d), 3.9, 4.3(b), 4.3(k), 6.10, Article 11, 12.7(a),
15.9, this Section 12.3 and any other provision which by its terms is stated to survive this Agreement, shall survive the termination or expiration of this Agreement. In addition, any other provision required to interpret and enforce the Parties' rights and obligations under this Agreement also shall survive to the extent required for the full observation and performance of this Agreement by the Parties hereto.

                  12.4 Partial Termination of Territory by ICN. Subject to the terms and conditions of Section 3.4 hereof, ICN may terminate Schering's rights with respect to a particular country within the Territory, effective upon sixty
(60) days' written notice to Schering if Schering has failed to make any commercial sale of the Product in such country within six (6) months following Regulatory Approval with the Minimum Labelling with respect to the Product in such country. Upon such termination, Schering shall grant ICN reference to all applicable Regulatory Approvals and pricing or reimbursement approvals related to the Product in order to enable ICN to market, sell or promote the Product in such country, or appoint any agent, distributor or other entity to do so, without liability to Schering.

                  12.5 Effects of Termination by Schering.

                  (a) In the event of termination of this Agreement by Schering under Section 12.2 (a), and if termination occurs prior to Regulatory Approval of the Product in any country of the Territory then the following shall occur: (i) Schering shall be granted a worldwide, perpetual, non-exclusive license in and to the Know-How to enable Schering to make, have made, use and sell Product in the Territory; (ii) Schering shall provide to ICN all reports, data, samples (if necessary), and, if specifically required by a regulatory authority, other information, necessary to allow ICN to file for Regulatory Approval in any such country either concurrently with Schering or, if Schering is not then pursuing Regulatory Approval in such country, within a reasonable time period; (iii) Schering shall pay to ICN the royalties (including minimum royalties) provided for under and in accordance with Section 6.2 hereof with respect to any and all sales of Product by Schering in the Territory; and (iv) Schering-Plough Corporation shall have no obligation to make the purchases of common stock of ICN as set forth in the Stock Purchase Agreement which are triggered by Regulatory Approval in the United States and the EU if the relevant Regulatory Approval has not occurred as of the termination by Schering.

                  (b) In the event of termination of this Agreement by Schering under Section 12.2(a) and if termination occurs after Regulatory Approval of the Product in any country of the Territory then the following shall occur: (i) Schering shall be granted a worldwide, perpetual, non-exclusive license and in to the Know-How to enable Schering to make, have made, use and sell Product in the Territory; (ii) Schering shall grant ICN reference to any Regulatory Approvals and pricing or reimbursement approvals relating to the Product outside of the EU; (iii) Schering shall provide to ICN all reports, data, samples (if necessary), and, if specifically required by a regulatory authority, other information, necessary to allow ICN to file for Regulatory Approval in the Territory; (iv) Schering shall pay to ICN the royalties (including minimum royalties) provided for and in accordance with the terms of Section 6.2 hereof with respect to any and all sales of Product by Schering in the Territory; and (v) Schering-Plough Corporation shall have no obligation to make the purchases of common stock of ICN as set forth in the Stock Purchase Agreement which are triggered by Regulatory Approval in the United States and the EU if the relevant Regulatory Approval has not occurred as of the termination by Schering.

                  (c) In the event of termination of this Agreement by Schering under Section 12.2(a), unless Schering fully complies with the provisions of Sections 12.5(a) and 12.5(b) above, Schering shall not manufacture, use or sell the Product in the Territory for a period of three years from the date of termination of this Agreement.

                  (d) In the event of termination of this Agreement by Schering under Sections 12.2(b), (c) or (d), without limiting any other rights or remedies Schering may have, the following shall occur: (i) Schering shall retain a worldwide, perpetual, fully-paid up, exclusive license (exclusive even as to ICN, including in the EU) in and to the Know-How to enable Schering to develop, make, have made, use, sell and distribute Product in the Territory; (ii) Schering shall be obligated to pay to ICN any royalties (other than any minimum royalties) provided for under
                           Section 6.2 hereof with respect to any and all sales of Product by Schering in the Territory; provided, however, that such royalties shall be offset and/or reduced to reflect damage suffered by Schering in the event of a breach of this Agreement giving rise to Schering's right to terminate, to the extent determined by the neutral in accordance with the provisions of
                           Article 13; and (iii) Schering-Plough Corporation shall have no obligation to make the purchases of common stock of ICN as set forth in the Stock Purchase Agreement which are triggered by Regulatory Approval in the United States and the EU if the relevant Regulatory Approval has not occurred as of the termination by Schering.

                  12.6 Effects of Termination by ICN.

                  (a) In the event of termination of this Agreement by ICN under Sections 12.2(b) or (d) then all of the rights granted to Schering under this Agreement shall terminate. Except as set forth immediately below in
                           Section 12.6(b), in the event of termination of this Agreement by ICN pursuant to 12.2(c), all of the rights granted to Schering under this Agreement shall terminate.

                  (b) In the event of a material breach by Schering of its obligations under Section 3.1(a) (research and development obligations), or Section 4.1 (diligence in marketing the Product), which material breach is continuing after the cure period provided for in
                           Section 12.2(c), then the rights granted to Schering under this Agreement shall terminate on a country-by-country basis relative to the country of the Territory in which Schering's breach occurred.

                  12.7 Change of Control.

                  (a) Schering agrees not to effect or in any way participate in or facilitate a change of control of ICN for a period of [REDACTED] following the date of this Agreement, unless requested by ICN's board of directors.

                  (b) For purposes of this Section 12.7, a "change of control" means (i) a merger, consolidation or combination in which a Party to this Agreement is not the surviving corporation, (ii) any "person" (within the meaning of Section 13(d) and Section 14(d) (2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Party representing [REDACTED] or more of the combined voting power of the Party's then-outstanding securities; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each new director by the Party's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  12.8 Remedy Not Exclusive. The exercise by a Party of any right of termination under this Agreement shall be in addition to, and shall not constitute a waiver of, any other right or remedy the Party may have at law or in equity.


                                   ARTICLE 13

                               DISPUTE RESOLUTION

                  (a) The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Exclusive Period which relate to either Party's rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by written notice to the other Party, have such dispute referred to their respective officers designated below or their successors, for attempted resolution by good faith negotiations within thirty
                           (30) days after such notice is received. Said designated officers are as follows:

                           For ICN           [REDACTED] - President
                           For Schering      [REDACTED] - President

In the event the designated officers are not able to resolve such dispute through good faith negotiations within such (30) thirty-day period, either Party may invoke the provisions of paragraph (b) below any time within such thirty day period.

                  (b) Except for Schering's unilateral right to terminate this Agreement pursuant to Section 12.2(a), which shall not be subject to the dispute resolution process set forth in this Article 13, any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement including disputes relating to an alleged breach or termination of this Agreement shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below; provided, however, that in resolving any such dispute the neutral referred to below shall give effect to the provisions of this Agreement and shall not adjust, modify or change the effects of termination as set forth in Sections 12.5 and 12.6:
                           58

                           (i) If a Party intends to begin an ADR to resolve a dispute, such Party shall provide written notice (the "ADR Request") by certified or registered mail or properly documented overnight delivery to the other Party informing such other Party of such intention and the issues to be resolved. The notice shall explain the nature of the complaint and refer to the relevant sections of the Agreement upon which the complaint is based. The complaining Party shall also set forth a proposed solution to the problem, including a suggested time frame within which the Parties must act.

                           (ii) The non-complaining Party must respond in writing within forty-five (45) of receiving the notice with an explanation, including references to the relevant provisions of the Agreement and a response to the proposed solution and suggested time frame for action. The non-complaining Party may add additional issues to be resolved.

                           (iii) Within fifteen (15) days of receipt of the response from the non-complaining Party, the Parties shall meet and discuss options for resolving the dispute. The complaining Party must initiate the scheduling of this resolution meeting. Each Party shall make available all appropriate personnel to meet and confer with the other Party within the fifteen (15) days period following the complaining Party's receipt of the response by the non-complaining Party.

                           (iv) Any and all disputes that cannot be resolved pursuant to Section 13(b)(iii) shall be submitted to a neutral who shall be selected by the then-President of the Center for Public Resources ("CPR"), 680 Fifth Avenue, New York, New York 10019. The neutral shall be an individual who shall preside over and resolve any disputes between the Parties. The neutral selected shall be a former judge of a state or federal court selected from the Judicial Panel of the CPR and shall not be an employee, director or shareholder of, or otherwise have any current or previous relationship with, either Party or of an Affiliate of any Party. Either Party shall have ten (10) business days from the date the neutral is selected to object in good faith to the selection of that person. If either Party makes such an objection, the Parties shall instruct the then-President of the CPR to select, as soon as possible thereafter and in any event within ten (10) days, another neutral under the same conditions set forth above. This second selection shall be final. The ADR shall be conducted in accordance with the rules of the CPR then in effect, subject to the time periods and other provisions of this Article 13.

                           (v)      Consistent with the time schedule
                                    established pursuant to Section 13(b)(vi), the neutral shall hold a hearing to resolve each of the issues identified by the Parties and shall render the award as expeditiously thereafter as possible but in no event more than thirty (30) days after the close of hearings. In making the award the neutral shall rule on each disputed issue and shall adopt in whole or in part the proposed ruling of one of the Parties on each disputed issue.

                           (vi) During the meeting referred to in Section 13(b)(iii), the Parties shall negotiate in good faith the scope and schedule of discovery, relating to depositions, document production and other discovery devices, taking into account the nature of the dispute submitted for resolution. If the Parties are unable to reach agreement as to the scope and schedule of discovery, the neutral may order such discovery as he deems necessary. To the extent practicable taking into account the nature of the dispute submitted for resolution, such discovery shall be completed within sixty (60)days from the date of selection of the neutral. At the hearing, which shall commence within twenty (20) days after completion of discovery unless the neutral otherwise orders, the Parties may present testimony (either by live witness or deposition), subject to cross-examination, and documentary evidence. To the extent practicable taking into account the nature of the dispute submitted for resolution and the availability of the neutral, the hearing shall be conducted over thirty (30) consecutive business days, with each Party entitled to approximately half of the allotted time unless otherwise ordered by the neutral. The hearing shall be held in the United States at such place as agreed upon by the Parties or if they are unable to agree at a place designated by the neutral. Each Party shall have the right to be represented by counsel. The neutral shall have sole discretion with regard to the admissibility of any evidence and all other matters relating to the conduct of the hearing. The neutral shall, in rendering his decision, apply the substantive law of New Jersey. The decision of the neutral shall be final and not appealable, except in cases of fraud or bad faith on the part of the neutral or any Party to the ADR proceeding in connection with the conduct of such proceedings.

                           (vii) At least twenty (20) business days prior to the date set for the hearing, each Party shall submit to each other Party and the neutral a list of all documents on which such Party intends to rely in any oral or written presentation to the neutral and a list of all witnesses, if any, such Party intends to call at such hearing and a brief summary of each witness' testimony. At least five
                                    (5) business days prior to the hearing, each Party must submit to the neutral and serve on each other Party a proposed findings of fact and conclusions of law on each issue to be resolved. Following the close of hearings, the Parties shall each submit such post-hearing briefs to the neutral addressing the evidence and issues to be resolved as may be required or permitted by the neutral.

                  (c) The neutral shall determine the proportion in which the Parties shall pay the costs and fees of the ADR. Each Party shall pay its own costs (including, without limitation, attorneys fees) and expenses in connection with such ADR; provided, however, that if the neutral determines that the action of any Party was arbitrary, frivolous or in bad faith, the neutral may award such costs (including, without limitation, attorneys fees) and expenses to the prevailing Party.

                  (d) The ADR proceeding shall be confidential and, except as required by law, neither Party shall make (or instruct the neutral to make) any public announcement with respect to the proceedings or decision of the neutral without the prior written consent of the other Party. The existence of any dispute submitted to ADR, and the award of the neutral, shall be kept in confidence by the Parties and the neutral, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

                  (e) For the purposes of this Article 13, the Parties acknowledge their diversity and agree to accept the jurisdiction of the Federal District Court in Newark, New Jersey for the purposes of enforcing awards entered pursuant to this Article and for enforcing the agreements reflected in this Article.

                  (f) Nothing contained herein shall be construed to permit the arbitrator(s) or any court or any other forum to award punitive, exemplary or any similar damages. By entering into this Agreement to arbitrate, the Parties expressly waive any claim for punitive, exemplary or any similar damages. The only damages recoverable under this Agreement are compensatory damages.

                  (g) The procedures specified in this Article 13 shall be the sole and exclusive procedures for the resolution of disputes between the Parties arising out of or relating to this Agreement; provided, however, that a Party, without prejudice to the above procedures, may seek a preliminary injunction or other provisional judicial relief (which may include an order of specific performance), if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo (including, without limitation, in the event of a breach by Schering of Section 12.7(a)). If a preliminary injunction is granted, the Parties agree that the final relief, including but not limited to, the issuance of a permanent injunction, will be decided by the neutral according to the procedures outlined in this Article 13. If a preliminary injunction is denied, the preliminary injunction action will be discontinued and the neutral shall be responsible for deciding the issue that was the subject of the preliminary injunction action, and all costs and expenses incurred by the prevailing Party in defending such a preliminary injunction action shall be reimbursed by the non-prevailing Party. Despite the preliminary injunction action the Parties will continue to participate in good faith in the ADR according to the procedures specified in this Article 13.

                                   ARTICLE 14

                            PROVISION FOR INSOLVENCY

                  (a) All rights and licenses granted under or pursuant to this Agreement by ICN to Schering are, for all purposes of Section 365(n) of Title 11 of the U.S. Code ("Title 11"), licenses of rights to intellectual property as defined in Title 11. ICN agrees during the Exclusive Period to maintain and preserve any current copies of all such intellectual property which are in existence and in its possession as of the commencement of a case under Title 11 by or against ICN. If a case is commenced by or against ICN under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, ICN (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall, as Schering may elect in a written request, immediately upon such request (A) (i) perform all of the obligations provided in this Agreement to be performed by ICN, or
                           (ii) provide to Schering all such intellectual property (including all embodiments thereof) held by ICN and such successors and assigns as of the commencement of a case under Title 11 by or against ICN and from time to time thereafter, and (B) not interfere with the rights of Schering as provided in this Agreement, or any agreement supplementary hereto, to such intellectual property (including all such embodiments thereof, including any right of Schering to obtain such intellectual property (or such embodiment) from any other entity.

                  (b) If a Title 11 case is commenced by or against ICN, this Agreement is rejected as provided in Title 11 and Schering elects to retain its rights hereunder as provided in Title 11, then ICN (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall provide to Schering all such intellectual property (including all embodiments thereof) held by ICN and such successors and assigns immediately upon Schering's written request therefor. Whenever ICN or any of its successors or assigns provides to Schering any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Article 14, Schering shall have the right to perform the obligations of ICN hereunder with respect to such intellectual property, but neither such provision nor such performance by Schering shall release ICN from any such obligation or liability for failing to perform it; provided, however, that in such event Schering shall not be entitled to compel specific performance by ICN under this Agreement except to the extent of enforcing the exclusivity of the license granted hereunder.

                  (c) All rights, powers, remedies, obligations and conditions of Schering provided herein are in addition to and not in substitution for any and all other rights, powers, remedies, obligations and conditions of ICN or Schering now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against ICN. Schering, in addition to the rights, power and remedies expressly provided herein, shall be subject to all obligations and conditions, and shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, including, without limitation, Title 11) in such event. The Parties agree that they intend the foregoing rights and obligations of Schering to apply to the maximum extent permitted by law, including without limitation for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of ICN, or any third party with whom ICN contracts to perform an obligation of ICN under this Agreement, and, in the case of the third party, which is necessary for the development, registration and manufacture of Product, and (ii) the right to contract directly with any third party described in clause (i) in this sentence to complete the contracted work.

                                  ARTICLE 15

                                MISCELLANEOUS

            15.1 Assignment. Neither this Agreement nor any or all of the rights and obligations of a Party hereunder shall be assigned, delegated, sold, transferred, sublicensed or otherwise disposed of, by operation of law or otherwise, to any third party other than an Affiliate of such Party, without the prior written consent of the other Party, and any attempted assignment, delegation, sale, transfer, sublicense or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section 15.1 shall be a material breach of this Agreement by the attempting Party, and shall be void and without force or effect. This Agreement shall be binding upon, and inure to the benefit of, each Party, its Affiliates, and its permitted successors and assigns. Each Party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

            15.2 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of law principles.

            15.3 Waiver. A waiver of any breach or any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

            15.4 Independent Relationship. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

            15.5 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America which may be imposed upon or related to ICN or Schering from time to time by the government of the United States of America. Furthermore, Schering agrees that it will not export, directly or indirectly, any technical information acquired from ICN under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

            15.6 Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

            15.7 Notices. Each notice required or permitted to be given or sent under this Agreement shall be given by facsimile transmission (with confirmation copy by registered first-class mail) or by registered or overnight courier (return receipt requested), to the Parties at the addresses and facsimile numbers indicated below.

                  If to ICN, to:

                  ICN Pharmaceuticals, Inc.
                  ICN Plaza
                  330 Hyland Avenue
                  Costa Mesa, California 92626
                  Attention: President
                  Facsimile Number (714) 641-7276

                  If to Schering, to:

                  Schering-Plough Ltd.
                  Toepferstrasse 5
                  CH-6004 Lucerne,
                  Switzerland
                  Attention: President
                  FAX: 41-41-52-1626


                  with copies to:

                  Schering-Plough International
                  2000 Galloping Hill Road
                  Kenilworth, NJ 07033
                  Attention: President
                  FAX: (908) 298-5379

                   and

                  Schering Corporation
                  1 Giralda Farms
                  Madison, NJ 07940
                  Attention: Joseph C.  Connors,
                  Senior Vice President and
                  General Counsel
FAX: (201) 822-1960

Any such notice shall be deemed to have been received on the earlier of the date actually received and the date five (5) days after the same was posted. Either Party may change its address or its FAX number by giving the other Party written notice, delivered in accordance with this Section.

            15.8 Force Majeure. Failure of any Party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other Party if such failure is caused by any cause beyond the reasonable control of such non-performing Party, including without limitation acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. If a condition constituting force majeure as defined herein exists for more than ninety (90) consecutive days, the Parties shall meet to negotiate a mutually satisfactory solution to the problem, if practicable.

            15.9 Non-Solicitation. To the maximum extent permitted by applicable law, during the Exclusive Period and for one (1) year thereafter, neither Party shall, directly or indirectly, solicit any individual who is then an employee of a Party or its Affiliate within the Territory and who was involved in the manufacturing, marketing, distribution or sale of the Product under this Agreement, unless consented to in writing by the other Party.

            15.10 Severability. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by, order of such court. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

            15.11 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized officers to execute this Agreement.


                        ICN PHARMACEUTICALS, INC.



                         By: /s/ DAVID C.  WATT
                             ----------------------------
                         Name: David C.  Watt
                         Title: Executive Vice President,
                         General Counsel & Corporate Secretary


                        SCHERING-PLOUGH LTD.



                         By: /s/ DAVID POORVIN, Ph.D.
                             ----------------------------
                         Name: David Poorvin, Ph.D.
                         Title: Prokurist

                                    GUARANTEE

            In consideration of ICN's execution of the foregoing Exclusive License and Supply Agreement dated the date hereof ("Agreement"), Schering Corporation ("Schering") hereby guarantees to ICN as principal and not as surety the performance by Schering-Plough Ltd. and any Affiliate of Schering-Plough Ltd. of all of Schering-Plough Ltd.'s obligations under the Agreement.

            Schering hereby consents to the jurisdiction of the courts (including the Federal courts) in the State of California with respect to any and all disputes, claims, actions or proceedings arising out of the execution, delivery or performance of this Guarantee and waives all rights it might otherwise have to object to venue before, and the jurisdiction of, such courts. Nothing herein shall in any way detract from or limit the obligation of the Parties to submit any dispute arising under the Agreement to arbitration and to be bound by any decision of the neutral rendered in accordance with the dispute resolution procedures set forth in Article 13 of the Agreement.

            This Guarantee shall survive the expiration or other termination of the Agreement and shall survive and apply regardless of any amendments, waivers, extensions, modifications or other changes in the obligations of Schering-Plough Ltd. under the Agreement.

July 28, 1995           SCHERING CORPORATION

                        By: /s/ David Poorvin
                            ------------------------
                        Its:  Vice President

                                    EXHIBIT A

ICN shall not be required to supply Product at a price less than ICN's Cost of Goods plus five percent.

Cost of Goods, if ICN or any Affiliate or third party is the manufacturer of finished Product, shall include the following categories:

1.    Direct Materials

      Materials used in the manufacturing process that are traced directly to the completed Product, including, but not limited to:

      -     Inert raw materials or excipients

      -     Active substances/ingredients

      -     Packaging components such as bottles, caps, labels, etc.

2.    Direct Labor

      The Cost of employees engaged in production activities that are directly identifiable with Product costs. Excludes supervision (which is included in indirect labor) and production support activities such as inspection, plant and equipment maintenance labor, and material handling personnel. Direct Labor cost includes:

      - Base pay, overtime, vacation and holidays, illness, personal time with pay, and shift differential.

      - Cost of employee fringe benefits such as health and life insurance payroll taxes, welfare, pension and profit sharing.

3.    Indirect Manufacturing Costs

      Costs which are ultimately allocated to Product based on an appropriate method such as standard direct labor hours, tank hours, grams, vials, etc. of the operating departments. These costs include:

      - Indirect Production Labor - salaries of employees engaged in production activities who are not classified as direct labor, including supervision, clerical, etc.

      - Costs of certain direct labor - employees not utilized for the manufacturing of Product, such as training, downtime and general duties.

      - Indirect Materials - supplies and chemicals which are used in the manufacturing process and are not assigned to specific Product but are included in manufacturing overhead costs. Includes supplies for which direct assignment to Product is not practical.

      - Utilities - expenses incurred for communications, fuel, electricity and water in providing power for production and other plant equipment.

      - Maintenance and repairs - amount of expense incurred in-house or purchased to provide services for plant maintenance and repairs of facilities and equipment.

      - Other services - purchased outside services and rentals, such as the cost of security, ground maintenance, etc.

      - Depreciation of plant and equipment utilizing the straight-line method of calculation.

      - Insurance - cost of comprehensive and other insurance necessary for the safeguard of manufacturing plant and equipment.

      - Taxes - expense incurred for taxes on real and personal property (manufacturing site, buildings and the fixed assets of equipment, furniture and fixtures, etc.). If manufacturing site includes other operations (marketing, R&D, etc.), taxes are allocated to manufacturing on the basis of total real and personal property.

      - Cost of manufacturing service departments such as (where applicable):

            -     Packaging Engineering

            -     Manufacturing Maintenance

            -     Industrial Engineering

            -     Receiving and Warehousing

            -     Production Scheduling

            -     Inventory Scheduling

            -     Plant Materials management

            -     Central Weigh

            -     Manufacturing Administration

            -     Purchasing

            -     Accounting


      -     Allocated costs of services provided to manufacturing including:
            (where applicable):

            -     Cafeteria

                  -      Personnel Operations

                  -     Health and Safety Services

            -     Division Engineering and Operations Services

            -     Plant Services (housekeeping)

            -     Manufacturing Information Services

            -     Plant Power

            -     Office of VP Manufacturing

Various basis are used for allocating these costs to manufacturing operating departments including head count, square feet, metered utilities use, estimated services rendered, EDP computer hours, etc.

4. Quality Assurance Costs - direct labor and indirect costs for Quality Assurance departments' testing and approving materials used in manufacturing and completed manufacturing batches and finished Product. This includes all manufacturing in-process testing and testing of finished materials. Excluded from Product costs are QA costs related to research and development, stability testing, etc.

The following are not included in manufacturing costs:

      (a)   Inventory Carrying Costs

      (b)   Regulatory Affairs costs

      (c) Pilot plant costs - research batches and other similar costs prior to turnover to manufacturing. This excludes commercial goods produced by a research facility.

      (d) Costs incurred for special projects to establish and certify new production processes, batch sizes, product line improvements and new vendor certification of equipment and primary materials components.

      (e) Manufacturing start-up costs and initial one-time extraordinary manufacturing costs incurred prior to plant operations and achievement of a normal production activity level. Includes costs training, testing, qualification/validation of new equipment and facilities and initial trial batches.

      (f) Significant idle capacity is eliminated from factory overhead and Product cost.
      (g)   Shipping and other distribution costs.

      (h) Product liability and/or business interruption insurance expenses.

                                    EXHIBIT B


                                   [REDACTED]

                             PRODUCT SPECIFICATIONS

                                    EXHIBIT C



                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            ICN PHARMACEUTICALS, INC.

                                       AND

                           SCHERING-PLOUGH CORPORATION

                                  JULY 28, 1995

                                TABLE OF CONTENTS


1.    Purchase and Sale of Shares...........................................    1
      1.1   Purchase of Shares..............................................    1
      1.2   Closing dates; Delivery.........................................    3

2.    Representations and Warranties of the Company.........................    3
      2.1   Organization and Corporate Power................................    3
      2.2   Authorization...................................................    3
      2.3   Capitalization..................................................    4
      2.4   Subsidiaries....................................................    4
      2.5   Financial Statements............................................    4
      2.6   Absence of Undisclosed Liabilities..............................    4
      2.7   Absence of Certain Developments.................................    5
      2.8   Title to Properties.............................................    5
      2.9   Tax Matters.....................................................    5
      2.10  Intellectual Property...........................................    5
      2.11  Effect of Transactions..........................................    6
      2.12  No Governmental Consent or Approval Required....................    6
      2.13  Litigation......................................................    6
      2.14  Securities Laws.................................................    7
      2.15  Business........................................................    7
      2.16  Brokerage.......................................................    7
      2.17  Insurance.......................................................    7
      2.18  Environmental and Safety Laws...................................    7
      2.19  Retirement Obligations, etc.....................................    8
      2.20  Investment Company..............................................    8
      2.21  Registration Rights.............................................    8
      2.22  Employees.......................................................    8
      2.23  Absence of Certain Business Practices...........................    8
      2.24  Disclosure......................................................    9

3.    Representations and Warranties of Schering and Other Agreements.......    9

      3.1   Representations and Warranties..................................    9
      3.2   Further Provisions Regarding Disposition........................   11
      3.3   Legends.........................................................   11

4.    Conditions to Schering's Obligations at Closing.......................   11

      4.1   Initial Milestone Closing.......................................   11
      4.2   U.S.  Milestone Closing.........................................   13

      4.3   EU Milestone Closing............................................   14

5.    Conditions of the Company's Obligations at Closing....................   15

      5.1   Initial Milestone Closing.......................................   15
      5.2   U.S.  Milestone Closing.........................................   16
      5.3   EU Milestone Closing............................................   16

6.    Registration of Common Stock; Covenants of the Company; Other
      Agreements............................................................   17
      6.1   Definitions.....................................................   17
      6.2   Demand Registration.............................................   18
      6.3   "Piggyback" Registration........................................   19
      6.4   Registration Expenses...........................................   21
      6.5   Registration Procedures.........................................   21
      6.6   Form S-3 Registration...........................................   23
      6.7   Indemnification.................................................   24
      6.8   Reports Under Exchange Act......................................   26
      6.9   Transferability.................................................   27
      6.10  Cross Default...................................................   27
      6.11  Limitation of Liability.........................................   28

7.    Miscellaneous.........................................................   28
      7.1   Survival of Warranties..........................................   28
      7.2   Incorporation by Reference......................................   28
      7.3   Parties in Interest.............................................   28
      7.4   Amendments and Waivers..........................................   28
      7.5   Governing Law...................................................   28
      7.6   Notices.........................................................   28
      7.7   Counterparts....................................................   29
      7.8   Effect of Headings..............................................   29
      7.9   Entire Agreement................................................   29
      7.10  Publicity.......................................................   29
      7.11  Severability....................................................   29

                            STOCK PURCHASE AGREEMENT


            This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of this 28th day of July, 1995, by and between ICN Pharmaceuticals, Inc., a Delaware corporation (the "Company") and Schering-Plough Corporation, a New Jersey corporation ("Schering").

                                    RECITAL

            The Company and Schering are entering into this Agreement as an inducement for the Company to enter into that certain Exclusive License and Supply Agreement dated of even date herewith (the "License Agreement"). Pursuant to this Agreement, Schering intends to invest in the Company and the proceeds of such investment will be used by the Company for general corporate purposes. Other than the right of Schering to vote its shares of Company common stock as Schering deems appropriate, nothing contained in this Agreement is intended to confer, or be deemed to confer, on Schering the power to direct, influence or control the management, policies or operations of the Company.

                        THE PARTIES AGREE AS FOLLOWS:


            1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to Schering, and Schering agrees to purchase from the Company, shares of the Company's common stock (the "Common Stock"), as set forth below. The shares of Common Stock being purchased hereunder are hereinafter referred to as the "Shares."

            1.1   Purchase of Shares.

            (a) On the Initial Milestone Closing Date (as defined below), the Company shall sell to Schering and Schering shall purchase from the Company, for a total consideration of [REDACTED], that number of Shares which equals (A) [REDACTED] divided by (B) the average closing price of the Common Stock as quoted on the New York Stock Exchange ("NYSE") for the 20 trading days ending on the day immediately preceding the Initial Milestone Closing Date (or, if a stock split or recapitalization occurred during such 20 day trading day period, then for the 20 trading day period ending on the date of such stock split or recapitalization).

            (b) On the U.S. Milestone Closing Date (as defined below), the Company shall sell to Schering and Schering shall purchase from the Company, for a total consideration of [REDACTED], that number of Shares which equals (A) [REDACTED] divided by (B) the average closing price of the Common Stock as quoted on the NYSE for the 20 trading days ending on the day immediately preceding the U.S. Milestone Closing Date (or, if a stock split or recapitalization occurred during such 20 trading day period period, then for the 20 trading day period ending on the date of such stock split or recapitalization).

            (c) On the EU Milestone Closing Date (as defined below), the Company shall sell to Schering and Schering shall purchase from the Company, for a total consideration of [REDACTED] that number of Shares which equals (A) [REDACTED] divided by (B) the lower of (i) [REDACTED] (adjusted for stock splits, recapitalizations, reclassifications or similar events occurring after the date hereof and prior to the EU Milestone Closing Date) or (ii) the average closing price of the Common Stock as quoted on the NYSE for the 20 trading day period ending on the day immediately preceding the EU Milestone Closing Date (or, if a stock split or recapitalization occurred during such 20 trading day period, then for the 20 trading day period ending on the date of such stock split or recapitalization).

            (d) Within 30 days following the satisfaction of the conditions set forth in Section 4.1 below, the closing of the purchase and sale of Shares hereunder as set forth in Section 1.1(a) above (the "Initial Milestone Closing") shall be held at the offices of Schering-Plough Corporation (or such other place as the parties shall mutually agree) at such time as the parties shall mutually agree (the date of the Initial Milestone Closing is referred to herein as the "Initial Milestone Closing Date"). At the Initial Milestone Closing, the Company shall deliver to Schering a certificate or certificates, registered in Schering's name, representing the Shares purchased at the Initial Milestone Closing, and Schering shall pay the total consideration for such Shares by wire transfer in immediately available funds to an account designated by the Company.

            (e) Within 30 days following the satisfaction of the conditions set forth in Section 4.2 below, the closing of the purchase and sale of Shares hereunder as set forth in Section 1.1(b) above (the "U.S. Milestone Closing") shall be held at the offices of Schering-Plough Corporation (or such other place as the parties shall mutually agree) at such time as the parties shall mutually agree (the date of the U.S. Milestone Closing is referred to herein as the "U.S. Milestone Closing Date"). At the U.S. Milestone Closing, the Company shall deliver to Schering a certificate or certificates, registered in Schering's name, representing the Shares purchased at the U.S. Milestone Closing, and Schering shall pay the total consideration for such Shares by wire transfer in immediately available funds to an account designated by the Company.

            1.2   Closing dates; Delivery.

            (a) Within 30 days following the satisfaction of the conditions set forth in Section 4.3 below, the closing of the purchase and sale of Shares hereunder as set forth in Section 1.1(c) above (the "EU Milestone Closing") shall be held at the offices of Schering-Plough Corporation (or such other place as the parties shall mutually agree) at such time as the parties shall mutually agree (the date of the EU Milestone Closing is referred to herein as the "EU Milestone Closing Date"). At the EU Milestone Closing, the Company shall deliver to Schering a certificate or certificates, registered in Schering's name, representing the Shares purchased at the EU Milestone Closing, and Schering shall pay the total consideration for such Shares by wire transfer in immediately available funds to an account designated by the Company.

            2. Representations and Warranties of the Company. Company hereby represents and warrants to Schering that:

            2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction where failure to so qualify would have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" or a "Material Adverse Change" shall mean, with respect to the Company, any adverse effect or change in the condition (financial or other), business, results of operations, assets, liabilities or operations of the Company or on the ability of the Company to consummate any of the transactions contemplated hereby, or any event or condition that would, with or without the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change." The Company has full power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date, which have been furnished to Schering by the Company, are correct and complete.

            2.2 Authorization. The Company has full power to execute, deliver and perform this Agreement and each other agreement entered into by the Company in connection with this Agreement. Each such agreement has been duly executed and delivered by the Company and is the legal, valid and, assuming due execution by the other parties hereto and thereto, binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors, rights generally, and to general equitable principles. The execution, delivery and performance of this Agreement, including the sale, issuance and delivery of the Shares and each other agreement entered into by the Company in connection with this Agreement, has been duly authorized by all necessary corporate action of the Company.

            2.3 Capitalization. The entire authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 29,188,829 shares are issued and outstanding, and 1,000,000 shares of Series A Preferred Stock, none of which are issued and outstanding. The shares of Common Stock outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. No shares of Common Stock are held in the Company's treasury. When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable, free of any preemptive rights or rights of first refusal and will be issued in compliance with all applicable federal and state securities laws. Except as disclosed in the Financial Statements and SEC Filings (each as defined below), there are no outstanding warrants, rights of first refusal, options or other rights to purchase or acquire, or exchangeable for or convertible into, any shares of Common Stock. The Company has reserved 5,333,000 shares of Common Stock under its stock option plans. There are no preemptive rights with respect to the issuance or sale by the Company of any of its securities. Upon consummation of the transactions contemplated hereby, Schering will acquire good and valid title to the Shares, free and clear of any encumbrances, liens, claims, charges or assessments of any nature whatsoever.

            2.4 Subsidiaries. The Company has no subsidiaries, except as set forth in Schedule 2.4.

            2.5 Financial Statements. The Company has delivered to Schering a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "1994 10-K"), containing audited balance sheets, statements of operations and cash flows for the Company for the fiscal years ended December 31, 1994, December 31, 1993, and December 31, 1992 (the "Financial Statements") and copies of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, September 30, 1994 and March 31, 1995 (collectively, together with the 1994 10-K, the "SEC Filings"). The Financial Statements are complete and correct in all matters and respects, are in accordance with the books and records of the Company, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position of the Company as of each such date and the results of operations for each such period then ended.

            2.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or stated in the SEC Filings and the Financial Statements, and except for liabilities arising in the ordinary course of its business and consistent with past practice, and liabilities not required to be set forth in the Financial Statements, the Company has no material debts, liabilities or obligations of any nature, whether accrued, contingent or absolute, assigned or otherwise, or whether due or to become due.

            2.7 Absence of Certain Developments. Since January 1, 1995, except as disclosed in the Financial Statements, there has not been (a) any Material Adverse Change with respect to the Company, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (c) loss, destruction or damage to any property of the Company, whether or not insured, which had or may have a Material Adverse Effect on the Company, (d) any issuance of any stock, bonds or other securities of the Company or options, warrants or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights, or (e) any change in the accounting methods or practices by the Company.

            2.8 Title to Properties. Except as disclosed in the Financial Statements, the Company has good and marketable title to, or has a valid leasehold interest in, or a valid license for, all of the material properties and assets reflected in the Financial Statements, free and clear of all mortgages, security interests, liens, restrictions or encumbrances other than
(i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company, and would not result in the occurrence of a Material Adverse Change, and which have not arisen otherwise than in the ordinary course of business.

            2.9 Tax Matters. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company.

            2.10  Intellectual Property.

            (a) The Company has good title to and ownership of, free and clear of all liens, claims and encumbrances of any nature, or a valid license to, all patents, patent rights, patent applications, inventions, trademarks, service marks, trade names, copyrights and information, proprietary rights and processes necessary to the proper conduct of its business as described in the SEC Filings and the Financial Statements (the "Proprietary Rights"); and (ii) to the best knowledge of the Company, such business does not conflict with or constitute an infringement of the rights of others.

            (b) The Company has not received any communications alleging that, and has no knowledge that the Company has violated or, by conducting its business, would violate any of the patents, patent applications, inventions, trademarks, service marks, trade names, copyrights or trade secrets, information, proprietary rights or processes of any other person or entity.

            (c) No other firm, corporation, association or person (i) has notified the Company that such firm, corporation, association or person is claiming any ownership of or right to use any of the Proprietary Rights or (ii) to the best of the Company's knowledge, is infringing upon any such Proprietary Rights in any way that could reasonably be expected to have a Material Adverse Effect on the Company.

            2.11 Effect of Transactions. The execution, delivery and performance of this Agreement and the transactions contemplated hereby, and compliance with the provisions hereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate, in any material respect, any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under the Certificate of Incorporation or Bylaws, as amended to date, of the Company or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other material instrument, document or agreement to which the Company is a party or by which it or any of its properties or assets is bound or affected, except as would not have a Material Adverse Effect on the Company.

            2.12 No Governmental Consent or Approval Required. Based in part on the representations made by Schering in Section 3 of this Agreement, no authorization, consent, approval or other order of, declaration to, or registration, qualification, designation or filing with, any federal, state or local governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by the Company of this Agreement or any other agreement entered into by the Company in connection with this Agreement, and the consummation of the transactions contemplated hereby or thereby, or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares other than the qualification (or taking of such action as may be necessary to secure an exemption from qualification if available) of the offer and sale of the Shares under the applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner so as to comply with such qualification or exemption from qualification requirements.

            2.13 Litigation. Except as disclosed in the SEC Filings, there is no claim, arbitration, action, suit, proceeding, investigation or inquiry pending, or to the best knowledge of the Company, threatened against the Company, which questions the validity of this Agreement or any other agreement entered into by the Company in connection with this Agreement or the right of the Company to enter into any such agreements or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any Material Adverse Effect on the Company, or any change in the current equity ownership of the Company. The information described on Schedule
2.13 is not material to the business, assets or operations of the Company or its subsidiaries (taken as a whole), no Current Report on Form 8-K need be filed with the Securities and Exchange Commission (the "SEC") to report such information, and such information will be disclosed in the Company's Quarterly Report on Form 10-Q for the second quarter to be filed with the SEC on or before August 14, 1995. The Company is not a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality which would have a Material Adverse Effect on the Company.

            2.14 Securities Laws. Assuming that Schering's representations and warranties contained in Section 3 of this Agreement are true and correct, the offer, issuance and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

            2.15 Business. The Company has all franchises, permits, governmental licenses and other governmental rights and privileges necessary to permit it to own its properties and to conduct its present business or its business as proposed to be conducted, except where the failure to hold such franchises, permits, governmental licenses or other rights would not have a Material Adverse Effect on the Company.

            2.16 Brokerage. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold Schering harmless against any damages incurred as a result of any such claim.

            2.17 Insurance. The Company maintains in full force such types and amounts of insurance issued by issuers of recognized responsibility insuring the Company, with respect to its liability, workers' compensation, business and properties, in such amounts and against such losses and risks as are adequate against risks usually insured against by other corporations, entities or persons operating similar businesses and properties.

            2.18 Environmental and Safety Laws. To the best of the Company's knowledge, except with respect to the Portland facility as previously described to Schering (which to the best knowledge of the Company will not have a Material Adverse Effect on the Company), the Company is in substantial compliance with every applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are required in order to comply with any such existing statute, law or regulation, except in each case as would not have a Material Adverse Effect on the Company.

            2.19 Retirement Obligations, etc. The Company does not have any Employee Benefit Plan, as defined in the Employee Retirement Income Security Act of 1974 other than as disclosed in the SEC Filings or the Financial Statements.

            2.20 Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended and will not, as a result of the transactions contemplated hereby, become an "investment company."

            2.21 Registration Rights. Except with respect to the obligations of the Company to register its securities on Form S-8 in connection with its stock option plans, the Company is not under any contractual obligation to register any of its currently outstanding securities or any of its securities that may hereafter be issued.

            2.22 Employees. The Company has complied in all material respects with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment.

            2.23 Absence of Certain Business Practices. To the best of the Company's knowledge, none of the Company, or any agent of the Company, or any other person or entity acting on behalf of or associated with the Company, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign) or other person; or (b) directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign) or other person or entity who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not continued in the future, may have a Material Adverse Effect on the Company or subject the Company to suit or penalty in any private or governmental litigation or proceeding. The Company's existing accounting controls and procedures are sufficient to cause it to materially comply with the Foreign Corrupt Practices Act of 1977, as amended ("FCPA"), in all areas, except as to operations in the former country of Yugoslavia where, to the best of the Company's knowledge (without the benefit of an internal audit), it believes that its existing accounting controls and procedures are sufficient to cause it to materially comply with the FCPA.

            2.24 Disclosure. The Company has provided Schering with all the information that it has requested for deciding whether to purchase the Shares. Neither the SEC Filings, nor the representations and warranties of the Company contained in this Agreement and schedules delivered in connection herewith, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, at the time and in light of the circumstances under which they were made, not misleading.

            3. Representations and Warranties of Schering and Other Agreements.


            3.1 Representations and Warranties. Schering hereby represents and warrants to the Company that:

            (a) Organization and Corporate Power. Schering is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is qualified to do business as a foreign corporation in each jurisdiction where failure to so qualify would have a Material Adverse Effect on Schering. Schering has full power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

            (b) Authorization. Schering has full power to execute, deliver and perform this Agreement and each other agreement entered into by Schering in connection with this Agreement. Each such agreement has been duly executed and delivered by Schering and is the legal, valid and, assuming due execution by the other parties hereto and thereto, binding obligation of Schering, enforceable against Schering in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors, rights generally, and to general equitable principles. The execution, delivery and performance of this Agreement and each other agreement entered into by Schering in connection with this Agreement, has been duly authorized by all necessary corporate action of Schering.

            (c) No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or registration, qualification, designation or filing with, any federal, state or local governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by Schering of this Agreement or any other agreement entered into by Schering in connection with this Agreement, and the consummation of the transactions contemplated hereby or thereby.

            (d) Litigation. Except as disclosed in Schering's filings with the Securities and Exchange Commission, there is no claim, arbitration, action, suit, proceeding or investigation pending, or to the best knowledge of Schering, threatened against Schering, which questions the validity of this Agreement or any other agreement entered into by Schering in connection with this Agreement or the right of Schering to enter into any such agreements or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any Material Adverse Effect on Schering. Schering is not a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality which would have a Material Adverse Effect on Schering.

            (e) Purchase Entirely for Own Account. The Shares to be received by Schering will be acquired for investment for Schering's own account, not as a nominee or agent and not with a view to the distribution of any portion thereof. Schering has no present intention of selling, granting any participation in, or otherwise distributing the Shares. Schering does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares.

            (f) Restrictions on Disposition. Schering covenants that in no event will it dispose of any of the Shares (other than pursuant to Rule 144 promulgated under the 1933 Act ("Rule 144") or pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") pursuant to the 1933 Act) unless and until (i) Schering shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition; and (ii) if requested by the Company, Schering shall have furnished the Company with an opinion of Schering's counsel, reasonably satisfactory in form and substance to the Company and the Company's counsel, to the effect that (a) such disposition will not require registration under the 1933 Act or (b) appropriate action necessary for compliance with the 1933 Act and any applicable state, local or foreign law has been taken. The restrictions on transfer imposed by this Section 3.1(f) shall cease and terminate as to the Shares when: (i) such securities shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration; or (ii) an opinion of the kind described in the preceding sentence states that all future transfers of such securities by the holder thereof would be exempt from registration under the 1933 Act. Each certificate evidencing the Shares shall bear an appropriate restrictive legend as set forth in Section 3.3 below, except that such certificate shall not be required to bear such legend after a transfer thereof if the transfer was made in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is issued and provides that such legend is not required in order to establish compliance with any provisions of the 1933 Act.

            (g) Receipt of Information. Schering has been furnished access to the business records of the Company and all such additional information and documents Schering has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares. (h) BROKERAGE. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Schering, and Schering agrees to indemnify and hold the Company harmless against any damages incurred as a result of any such claims.

            3.2 Further Provisions Regarding Disposition.

            (a) Transfer to Affiliates. Notwithstanding the provisions of
Section 3.1(f) above, no registration statement or opinion of counsel shall be necessary for a transfer by Schering of the Shares to a subsidiary, shareholder or affiliate of Schering, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were Schering hereunder. (b) NEW CERTIFICATES. Whenever the restrictions imposed by Section 3.1(f) shall terminate as herein provided, the holder of the securities as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, one or more new certificates not bearing restrictive legends and not containing any reference to the restrictions imposed by this Agreement.

            3.3 Legends. Subject to Sections 3.1(f) and 3.2(b), the certificates evidencing the Shares shall bear substantially the following legends:

            (a) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

            (b) Any legend required by the laws of any other applicable jurisdiction.

            4. Conditions to Schering's Obligations at Closing.

            4.1 Initial Milestone Closing. The obligation of Schering under
Section 1.1(a) of this Agreement to purchase the Shares at the Initial Milestone Closing is subject to the fulfillment on or before the Initial Milestone Closing of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 above shall be true on and as of the Initial Milestone Closing Date with the same effect as though such representations and warranties had been made on and as of the Initial Milestone Closing Date.

            (b) Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Milestone Closing Date.

            (c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required for consummation of the transactions contemplated by this Agreement shall have been duly obtained, including, without limitation, the expiration or earlier termination of any notice and waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and shall be effective on and as of the Initial Milestone Closing Date.

            (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Milestone Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Schering and Schering's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            (e) Other Agreements. The License Agreement shall have been executed and delivered by the Company.

            (f) Opinion of Company Counsel. Schering shall have received from counsel for the Company an opinion addressed to Schering substantially covering the matters set forth in Sections 2.1, 2.2, 2.3 (as to the due authorization, valid issuance, full payment and nonassessability of the Shares), 2.12, 2.13 and
2.14 (as to federal law).

            (g) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to Schering at the Initial Milestone Closing a certificate certifying that the conditions specified in Sections 4.1(a), 4.1(b), and 4.1(c) hereof have been fulfilled and stating that there has been no Material Adverse Change in the Company since January 1, 1995.

            (h) Approval. This Agreement, the License Agreement and the transactions contemplated hereby and thereby shall have been approved by the board of directors of Schering.

            (i) [Redacted]

            4.2 U.S. Milestone Closing. The obligation of Schering under Section 1.1(b) of this Agreement to purchase the Shares at the U.S. Milestone Closing is subject to the fulfillment of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the U.S. Milestone Closing Date with the same effect as though such representations and warranties had been made on and as of the U.S. Milestone Closing Date.

            (b) Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the U.S. Milestone Closing Date.

            (c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required for consummation of the transactions contemplated by this Agreement shall have been duly obtained, including, without limitation, the expiration or earlier termination of any notice and waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and shall be effective on and as of the U.S. Milestone Closing Date.

            (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the U.S. Milestone Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Schering and Schering's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            (e) Opinion of Company Counsel. Schering shall have received from counsel for the Company an opinion addressed to Schering substantially covering the matters set forth in Sections 2.1, 2.2, 2.3 (as to the due authorization, valid issuance, full payment and nonassessability of the Shares to be purchased at the U.S. Milestone Closing), 2.12, 2.13 and 2.14 (as to federal law).

            (f) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to Schering at the U.S. Milestone Closing a certificate certifying that the conditions specified in Sections 4.2(a), 4.2(b), and 4.2(c) hereof have been fulfilled and stating that there has been no Material Adverse Change in the Company since the Initial Closing.

            (g) License Agreement Milestone. The earlier of (i) the Regulatory Approval of the Product with Minimum Labelling (as defined in the License Agreement) by the United States Food and Drug Administration, or (ii) the date on which, following any 12 month period, the royalties for that 12 month period due to the Company on sales in the United States after Regulatory Approval (as defined in the License Agreement) in the United States exceed [REDACTED], shall have occurred.

            (h) Approval. This Agreement, the License Agreement and the transactions contemplated hereby and thereby shall have been approved by the board of directors of Schering.

            4.3 EU Milestone Closing. The obligation of Schering under Section 1.1(c) of this Agreement to purchase the Shares at the EU Milestone Closing is subject to the fulfillment of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the date of the EU Milestone Closing Date with the same effect as though such representations and warranties had been made on and as of the date of the EU Milestone Closing Date.

            (b) Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the EU Milestone Closing Date.

            (c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required for consummation of the transactions contemplated by this Agreement shall have been duly obtained, including, without limitation, the expiration or earlier termination of any notice and waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and shall be effective on and as of the EU Milestone Closing Date.

            (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the EU Milestone Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Schering and Schering's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            (e) Opinion of Company Counsel. Schering shall have received from counsel for the Company an opinion addressed to Schering substantially covering the matters set forth in Sections 2.1, 2.2, 2.3 (as to the due authorization, valid issuance, full payment and nonassessability of the Shares to be purchased at the EU Milestone Closing), 2.12, 2.13 and 2.14 (as to federal law).

            (f) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to Schering at the EU Milestone Closing a certificate certifying that the conditions specified in Sections 4.3(a), 4.3(b), and 4.3(c) hereof have been fulfilled and stating that there has been no Material Adverse Change in the Company, since the Initial Closing.

            (g) License Agreement Milestone. The Regulatory Approval of the Product in the European Union (including, as applicable, the CPMP or the European Agency for the Evaluation of Medicinal Products) with Minimum Labelling (as defined in the License Agreement) in at least [REDACTED] of the [REDACTED], shall have occurred.

            (h) Approval. This Agreement, the License Agreement and the transactions contemplated hereby and thereby shall have been approved by the board of directors of Schering.

            5. Conditions of the Company's Obligations at Closing.

            5.1 Initial Milestone Closing. The obligations of the Company under
Section 1.1(a) of this Agreement are subject to the fulfillment on or before the Initial Milestone Closing of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Schering contained in Section 3 shall be true on and as of the Initial Milestone Closing Date with the same effect as though such representations and warranties had been made on and as of the Initial Milestone Closing Date.

            (b) Performance. Schering shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Milestone Closing Date.

            (c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required for consummation of the transactions contemplated by this Agreement shall have been duly obtained, including, without limitation, the expiration or earlier termination of any notice and waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and shall be effective on and as of the Initial Milestone Closing Date.

            (d) Other Agreements. The License Agreement shall have been executed and delivered by Schering-Plough Ltd.

            (e) Opinion of Schering Counsel. The Company shall have received from counsel for Schering an opinion addressed to the Company covering the matters set forth in Sections 3.1(a), (b), (c) and (d).

            (f) Compliance Certificate. An officer of Schering shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 5.1(a), 5.1(b), and 5.1(c) hereof have been fulfilled.

            (g) Approval. This Agreement, the License Agreement and the transactions contemplated hereby and thereby shall have been approved by the board of directors of the Company.

            5.2 U.S. Milestone Closing. The obligations of the Company under
Section 1.1(b) of this Agreement are subject to the fulfillment on or before the U.S. Milestone Closing of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Schering contained in Section 3 shall be true on and as of the U.S. Milestone Closing Date with the same effect as though such representations and warranties had been made on and as of the U.S. Milestone Closing Date.

            (b) Performance. Schering shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the U.S. Milestone Closing Date.

            (c) QUALIFICATIONS. ALL AUTHORIZATIONS, APPROVALS, OR PERMITS, IF ANY, OF ANY GOVERNMENTAL AUTHORITY OR REGULATORY BODY OF THE UNITED STATES OR OF ANY STATE THAT ARE REQUIRED FOR CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, SHALL HAVE BEEN DULY OBTAINED, INCLUDING, WITHOUT LIMITATION, THE EXPIRATION OR EARLIER TERMINATION OF ANY NOTICE AND WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND SHALL BE EFFECTIVE ON AND AS OF THE U.S. MILESTONE CLOSING DATE.

            5.3 EU Milestone Closing. The obligations of the Company under
Section 1.1(c) of this Agreement are subject to the fulfillment on or before the EU Milestone Closing of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Schering contained in Section 3 shall be true on and as of the EU Milestone Closing Date with the same effect as though such representations and warranties had been made on and as of the date of the EU Milestone Closing Date.

            (b) Performance. Schering shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the EU Milestone Closing Date.

            (c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required for consummation of the transactions contemplated by this Agreement, shall have been duly obtained, including, without limitation, the expiration or earlier termination of any notice and waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and shall be effective on and as of the EU Milestone Closing Date.

            6. Registration of Common Stock; Covenants of the Company; Other Agreements.

            6.1 Definitions. Unless the context otherwise requires, the terms defined in this Section 6 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

            "Board" means the Board of Directors of the Company.

            "HOLDER" of any security means the record or beneficial owner of such security or any permitted assignee thereof.

            "Person" means any natural person, corporation, trust, association, company, partnership, joint venture or other entity or any government, governmental agency, instrumentality or political subdivision.

            The terms "Register", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration for ordering of the effectiveness of such registration statement.

            "Registrable Securities" means (i) the shares of Common Stock sold pursuant to this Agreement and (ii) any Common Stock issued or issuable (either directly or upon the conversion of or exercise of any warrant, right or other security) with respect to the Common Stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (y) sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Rule 144 thereunder so that all the transfer registrations and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the Company receives an opinion of counsel for the Company (with a copy to the seller of such Common Stock), which shall be in form and content reasonably satisfactory to the Company, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the 1933 Act in any public or private transaction.

            6.2   Demand Registration.

            (a) If and whenever the Company shall receive at any time after [REDACTED] after the earlier to occur of the Initial Milestone Closing Date, the U.S. Milestone Closing Date or the EU Milestone Closing Date hereunder, a written request therefor from the Holders of at least 30 percent of the Registrable Securities then outstanding, the Company agrees to prepare and file promptly a registration statement under the 1933 Act covering the shares of Registrable Securities which are the subject of such request and agrees to use its best efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such request, the Company agrees to give prompt written notice to all Holders of Registrable Securities that such registration is to be effected. The Company agrees to include in such registration statement such shares of Registrable Securities for which it has received a written request to register such shares by the Holders thereof within twenty (20) days after the receipt by the Holders of the written notice from the Company.

            (b) The Company shall be obligated to prepare, file and cause to become effective only [REDACTED] registration statements pursuant to this
Section 6.2. A registration required to be effected by the Company pursuant to this Section 6.2 shall not be deemed to have been effected even though a registration statement with respect thereto has become effective (i) if, after it has become effective, such registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, for any reason not attributable to the Holders initiating the registration request hereunder (the "Initiating Holders") with respect to such registration statement, and has not thereafter become effective or (ii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Initiating Holders with respect to such registration statement.

            (c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they agree to provide the Company with the name of the managing underwriter or underwriters (the "Managing Underwriter") that the Initiating Holders holding a majority of the Shares to be included in the registration propose to employ, as part of their request made pursuant to this Section 6.2, and the Company agrees to include such information in its written notice referred to in Section 6.2(a). In such event, the right of any Holder to registration pursuant to this Section 6.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Holders of a majority of the shares of

Registrable Securities to be included in such registration and such Holder). All Holders proposing to distribute their securities through such underwriting agree to enter into (together with the Company) an underwriting agreement with the underwriter or underwriters elected for such underwriting, in the manner set forth above, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities to be included in such registration.

            (d) Notwithstanding the foregoing, if the Managing Underwriter of an underwritten distribution advises the Company and the Holders of Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be included in such registration exceeds the number of shares of Registrable Securities and the other securities which can be sold in such offering, then (i) the other securities so requested to be included in such registration shall initially be reduced and the number of shares of Registrable Securities so requested to be included in such registration shall subsequently be reduced, together to that number of shares which in the good faith judgment of the Managing Underwriter can be sold in such offering and (ii) the reduced number of Registrable Securities to be included in the underwriting shall be allocated pro rata among all Holders of Registrable Securities. Those Registrable Securities which are excluded from the underwriting by reason of the Managing Underwriter's marketing limitation shall not be included in such registration and shall be withheld from the market by the Holders thereof for a period not in excess of 120 days, which the Managing Underwriter reasonably determines is necessary to effect the underwritten public offering.

            (e) Notwithstanding any other provision of this Section 6.2, if within ten (10) days following receipt of a request to file a demand registration statement under this Section 6.2, the Company shall furnish to Schering and the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to file a registration statement under this Section 6.2 shall be deferred for a period not to exceed three (3) months; provided, however, that the Company shall not obtain such a deferral to file any registration statement under this Section 6.2 more than once in any 12-month period.

            6.3 "Piggyback" Registration

            (a) Each time the Company shall determine to file a registration statement under the 1933 Act (other than pursuant to Section 6.2 hereof and other than on Form S-4, S-8 or a registration statement on Form S-1 covering solely any employee benefit plan) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, the Company agrees to give prompt written notice of its determination to all Holders of Registrable Securities. Upon the written request of a Holder of any shares of Registrable Securities given within twenty (20) days after the receipt of such written notice from the Company, the Company agrees to cause all such Registrable Securities, the Holders of which have so requested registration thereof, to be included in such registration statement and to use its best efforts to cause such registration statement to become effective under the 1933 Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request pursuant to this Section 6.3(a) to register Registrable Securities may specify that such securities are to be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters, under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of Common Stock in reasonably similar circumstances in the event that no shares of Common Stock other than Registrable Securities are being sold through underwriters in such registration.

            (b) If the registration of which the Company gives written notice pursuant to Section 6.3(a) is for an underwritten public offering, the Company agrees to so advise the Holders as a part of its written notice. In such event the right of any Holder to registration pursuant to this Section 6.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting agree to enter into (together with the Company and the other Holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company.

            (c) Notwithstanding any other provision of this Section 6.3, if the Managing Underwriter of an underwritten distribution advises the Company and the Holders of the Registrable Securities requesting participation in such registration in writing that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered under this Section 6.3 exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering, then (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the Managing Underwriter can be sold in such offering (except for shares to be issued by the Company in a public offering, which shall have priority over the Registrable Securities), and (ii) such reduced number of shares shall be allocated among all participating Holders of Registrable Securities and holders of other securities in proportion, as nearly as practicable, to the respective number of shares of Registrable

Securities and other securities requested to be registered held by such Holders at the time of filing the registration statement. All Registrable Securities and other securities which are excluded from the underwriting by reason of the Managing Underwriters's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be withheld from the market by the Holders thereof for a period, not in excess of 120 days, which the Managing Underwriter reasonably determines is necessary to effect the underwritten public offering.

            6.4 Registration Expenses.

            (a) The Company shall pay all expenses incurred in effecting the registration of Registrable Securities pursuant to Section 6 including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the participating Holders together, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but not including underwriting discounts, commissions and expenses.

            (b) Notwithstanding the foregoing, in the event that a registration pursuant to Section 6.2 is requested by the Initiating Holders and such request is withdrawn prior to the filing of a registration statement by the Company, or such Holders cause the Company to withdraw a registration statement prior to its effectiveness, then either (i) the Initiating Holders and other Holders requesting inclusion of their shares in such registration shall bear pro rata all fees, costs and expenses of the registration and preparation of the registration statement or (ii) such requested registration shall be deemed to be one of the registrations the Company is required to effect pursuant to Section
6.2 hereof; provided however, if at the time of the withdrawal, the Initiating Holders and the other Holders have learned of a Material Adverse Change with respect to the Company which was not known to such Holders at the time of their request, then such Holders shall not be required to pay any of such registration expenses and shall retain their rights pursuant to Section 6.2.

            6.5 Registration Procedures. If and whenever the Company is required by the provisions of Section 6 to effect the registration of Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

            (a) prepare and file with the SEC a registration statement which includes the Registrable Securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the registration statement has been completed;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of Registrable Securities covered by such registration statement whenever a Holder shall desire to sell or otherwise dispose of the same;

            (c) furnish to each participating Holder (and to each underwriter, if any, of Registrable Securities) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

            (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdiction as each participating Holder shall reasonably request and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions, except that the Company shall not for any purpose be required to consent generally to service of process or qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (e) before filing the registration statement or prospectus or amendments or supplements thereto, furnish to counsel selected by the participating Holders copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel;

            (f) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Managing Underwriter of such offer;

            (g) notify the participating Holders at any time when a prospectus relating to any Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective;

            (h) furnish at the request of the participating Holders on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 6 (i) an opinion addressed to the underwriters, if any, and to such Holders, dated such date, of the counsel representing the Company for purposes of such registration in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, and (ii) a letter dated such date addressed to the underwriters, if any, and to such Holders, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering; and

            (i) use its best efforts to cause all such Registrable Securities to be listed on the securities exchange, if any, or the NMS, on which the Common Stock is then listed.

            6.6 Form S-3 Registration. In case the Company shall at any time after [REDACTED] after the earlier to occur of the Initial Milestone Closing Date, the U.S. Milestone Closing Date or the EU Milestone Closing Date hereunder, receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b) as soon as practicable, file a registration statement and effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified, in a written request given within 15 business days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 6.6: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than Five Hundred Thousand Dollars ($500,000); (iii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 6.6; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 6.6; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            (c) Registrations effected pursuant to this Section 6.6 shall be counted as demands for purposes of the number of registrations effected pursuant to Section 6.2.

            6.7 Indemnification. In the event Registrable Securities are registered pursuant to this Section 6:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and any underwriter (within the meaning of the 1933 Act) with respect to the Registrable Securities, and each officer, director, employee and agent thereof and each person, if any, who otherwise controls such Holder or underwriter (within the meaning of the 1933 Act), against any losses, claims, damages, expenses or liabilities, joint or several, to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law, or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or allegedly untrue statement of any material fact contained in the registration statement for the Registrable Securities, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading or arise out of any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law; and will reimburse such Holder, any underwriter, officer, director, employee, agent or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of the Company, which shall not be unreasonably withheld, nor shall the Company be liable under this
Section 6.7(a) to such Holder, such underwriter, officer, director, employee, agent or controlling person for any such loss, claim, damage, expense, liability or action to the extent that it arises out of, or is based upon, an untrue statement or allegedly untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by such Holder, such underwriter, officer, director, employee, agent or such controlling person.

            (b) To the extent permitted by law, each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement will indemnify and hold harmless the Company, each of its employees, agents, directors and officers, each person, if any, who otherwise controls the Company (within the meaning of the 1933 Act), and any underwriter (within the meaning of the 1933 Act) against any losses, claims, damages, expenses or liabilities to which the Company or any such person or underwriter may become subject under the 1933 Act, the Exchange Act or other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue or allegedly untrue statement of any material fact contained in a registration statement for the Registrable Securities, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading; in each case to the extent that such untrue statement or allegedly untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 6.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of such Holder, which shall not be unreasonably withheld; and such Holder will reimburse the Company or any such person or underwriter for any legal or other expenses reasonably incurred by the Company or any such person or underwriter in connection with investigating or defending such loss, claim, damage, liability, expense or action.

            (c) Promptly after receipt by an indemnified party under this
Section 6.7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnifying party shall not have the right to direct the defense of such an action on behalf of an indemnified party if such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that in such event, the indemnifying party shall bear the fees and expenses of only one (1) separate counsel for all indemnified parties. The failure to notify an indemnifying party promptly of the commencement of any such action if prejudicial to the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 6.7.

            (d) To the extent permitted by law, the indemnification provided for under this Section 6.7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person (within the meaning of the 1933 Act) of such indemnified party and will survive the transfer of any securities.

            (e) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount representing such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 6.7(e) shall be several in proportion to their respective underwriting commitments and not joint.

            6.8 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities to the public without registration, and with a view to making it possible for any such Holder to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees to:

            (a) make and keep public information available at all times, as those terms are understood and defined in Rule 144;

            (b) take such action as is necessary to enable a Holder to utilize Form S-3 for the sale of Registrable Securities;

            (c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act; and

            (d) furnish to a Holder owning any Registrable Securities upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the Exchange Act, or that it qualifies as a registrant whose Registrable Securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably required in availing any Holder of Registrable Securities of any rule or regulation of the SEC which permits the selling of any such Registrable Securities without registration or pursuant to such form.

            6.9 Transferability. The right to cause the Company to register Registrable Securities granted by the Company to the Holders under this Agreement may be assigned by any Holder to a transferee or assignee of any Registrable Securities, provided that the Company must receive written notice prior to or at the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned. The limitations set forth in this Section 6 with respect to registration rights shall apply to all transferees or assignees of Registrable Securities.

            6.10 Cross-Default. The termination, expiration or failure of the License Agreement to become effective for any reason other than a breach thereof by Schering-Plough Ltd. or any of its affiliates shall terminate this Agreement as of the date of such termination (or, if Schering-Plough Ltd. terminates the License Agreement without cause, as of the date Schering-Plough Ltd. provides Company with notice of such termination). In the event of the termination of the License Agreement by the Company upon the breach thereof by Schering-Plough, Ltd., then such breach shall be deemed to be a material breach of this Agreement and this Agreement shall also terminate. Any such termination shall be without prejudice to any other rights the Company may have. The Company's obligations and the rights of Schering and other Holders of Registrable Securities under this Article 6 shall survive any termination of this Agreement with respect to Registrable Securities owned by Schering and other Holders as of the date of such termination.

            6.11 Limitation of Liability. With respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a party be liable for, punitive, exemplary or consequential damages.

            7. Miscellaneous.

            7.1 Survival of Warranties. The warranties, representations, agreements, covenants and undertakings of the Company or Schering contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing, the U.S. Milestone Closing and the EU Milestone Closing, as the case may be, and shall in no way be affected by an investigation of the subject matter thereof made by or on behalf of Schering or the Company.

            7.2 Incorporation by Reference. All schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

            7.3 Parties in Interest. All terms, covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any Shares), subject to Section 6.9 hereof.

            7.4 Amendments and Waivers. Changes in or additions to this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, only upon the written consent of the Company and Schering.

            7.5 Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New Jersey and, together with the rights or obligations of the parties hereunder, shall be construed under and governed by the laws of such State.

            7.6 Notices. All notices, requests, consents and demands shall be in writing and shall be deemed given when (i) personally delivered, (ii) mailed in a registered or certified envelope, postage prepaid or (iii) sent by Federal Express or another nationally recognized overnight delivery service (paid by sender):

to the Company at:

                          ICN Pharmaceuticals, Inc.
                          ICN Plaza

                          330 Hyland Avenue
                          Costa Mesa, CA 92626
                          Attention: President
                          Facsimile Number: (714) 641-7276

or to Schering at:

                          Schering-Plough Corporation
                          2000 Galloping Hill Road
                          Kenilworth, NJ 07033
                          Attention: President
                          Facsimile Number: (908) 298-5379

            or such other address as may be furnished in writing by a party to the other party hereto.

            7.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

            7.8 Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

            7.9 Entire Agreement. This Agreement, the Supply Agreement and the schedules hereto and thereto constitute the entire agreement between the Company and Schering with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

            7.10 Publicity. No party shall originate any publicity, news release, or other announcement, written or oral, relating to this Agreement, or to performance hereunder or the existence of an arrangement between the parties hereto without the prior written approval of the other. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental authority which it is by law so obligated to disclose or from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations under applicable law or the rules of the New York Stock Exchange.

            7.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

            IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written, by the duly authorized representatives of parties hereto.

                                    ICN PHARMACEUTICALS, INC.


                                    By: /s/ DAVID C.  WATT
                                        --------------------------
                                        Name:  David C.  Watt
                                        Title: Executive Vice President,
                                               General Counsel and Corporate
                                               Secretary

                                     SCHERING-PLOUGH CORPORATION


                                    By: /s/ David Poorvin, Ph.D.
                                        --------------------------
                                        Name:  David Poorvin, Ph.D.
                                        Title: Authorized Signatory

                                  SCHEDULE 2.13

            In the Company's Form 10-Q for the period ended March 31, 1995, under Item 3, "Legal Proceedings," reference was made to various actions, including securities class actions (the "Securities Actions") and shareholder derivative actions (the "Federal Derivative Actions") filed in February and March 1995 in the United States District Court for the Central District of California, alleging, INTER ALIA, that the Company and certain of its officers and directors had made various deceptive and untrue statements of material fact and omitted to state material facts in connection with information it received from the U.S. Food and Drug Administration ("FDA") regarding the Company's New Drug Application ("NDA") for the use of Virazole(R) for the treatment of chronic hepatitis C (the "Hepatitis C NDA"), and that certain officers of the Company had allegedly engaged in illegal insider trading.

            By order dated May 2, 1995, the Securities Actions were consolidated and directed to be coordinated with the related Federal Derivative Actions. PURSUANT TO THE TIME SCHEDULES SET FORTH IN THE MAY 2 ORDER, ON JUNE 15 AN AMENDED CONSOLIDATED COMPLAINT WAS SERVED IN THE SECURITIES ACTIONS, AND AN AMENDED CONSOLIDATED COMPLAINT WAS SERVED IN THE FEDERAL DERIVATIVE ACTIONS. PURSUANT TO THE ORDER, DEFENDANTS HAVE UNTIL AUGUST 1 TO ANSWER OR MOVE WITH RESPECT THERETO.

            In May 1995, an additional securities class action was filed against the Company and its chairman in the Central District of California alleging that, INTER ALIA, the proxy materials and prospectus prepared in connection with the merger of ICN Pharmaceuticals, Inc. ("Old ICN"), SPI Pharmaceuticals, Inc. ("SPI"), Viratek, Inc. and ICN Biomedicals, Inc. ("Biomedicals"), effective November 10, 1994 ("the Merger"), contained false and misleading information regarding the potential approval by the FDA of Virazole(R) for the Hepatitis C indication, and that defendants had therefore established an excessive value for the shares of Viratek in setting the exchange ratios for the four companies in connection with the Merger. Plaintiff further alleges that the Company's chairman had engaged in illegal insider trading of the Company's common stock. On behalf of a purported class of individuals who exchanged their shares of Old ICN, SPI or Biomedicals for newly issued shares of New ICN, plaintiff seeks damages and related relief. Counsel for defendants has agreed with counsel for the plaintiffs to adjourn defendants' time to answer or move with respect to the complaint until August 1, 1995. This action was consolidated with the Securities Actions as described above.

            Pursuant to an Order Directing Private Investigation Officers to Take Testimony, entitled IN THE MATTER OF ICN PHARMACEUTICALS, INC., (P-177) (the "Order"), a private investigation is being conducted by the SEC with respect to certain matters pertaining to the status and disposition of the Company's Hepatitis C NDA. As set forth in the Order, the investigation concerns whether, during the period June 1994, through February 1995, the Company, persons or entities associated with it and others, in the offer and sale or in connection with the purchase and sale of ICN common stock, engaged in possible violations of Section 17(a) of the Securities Act of 1933 and Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 thereunder, by having possibly (i) made false or misleading statements or omitted to state material facts with respect to the status and disposition of the Hepatitis C NDA, or (ii) purchased or sold ICN common stock while in possession of material, non-public information concerning the status and disposition of the Hepatitis C NDA or
(iii) conveyed material, non-public information concerning the status and disposition of the Hepatitis C NDA to other persons who may have purchased or sold ICN stock. The Company is cooperating with the SEC in its investigation.

                                    EXHIBIT D


                                   [REDACTED]

                                    EXHIBIT E

                       ADVERSE EVENT REPORTING PROCEDURES

The Parties hereby agree that the following terms will govern disclosures of each Party to the other with respect to adverse event reporting relating to the Product as clinically tested or marketed by or on behalf of either Party.

         1.       An Adverse Event ("AE) is defined as:

                  (a) any experience which is adverse, including what are commonly described as adverse or undesirable experiences, adverse events, adverse reactions, side effects, or death due to any cause associated with or observed in conjunction with the use of a drug, biological product, or devise in humans, whether or not considered related to the use of that product:

                  - occurring in the course of the use of the drug, biological product or device,

                  - associated with, or observed in conjunction with product overdose, whether accidental or intentional,

                  - associated with, or observed in conjunction with product abuse, and/or

                  - associated with, or observed in conjunction with product withdrawal.

                  (b) Any significant failure of expected pharmacological or biologic therapeutical action (with the exception of in clinical trials).

         2.       Serious or Non-Serious is defined as:

                  (a) A Serious AE is one that is life threatening or fatal, permanently disabling, requires or prolongs in-patient hospitalization or prolonged hospitalization, or is a congenital anomaly, cancer or overdose. In addition, end organ toxicity, including hematological, renal, hepatic, and central nervous system AE's, may be considered serious. In laboratory tests in animals, a serious AE includes any experience suggesting significant risk for human subjects.

                  (b) A Non-Serious AE is any AE which does not meet the criteria for a serious AE.


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

         3. Life-threatening is defined as: the patient is at immediate risk of death from the AE as it occurs.

         4. End-Organ Toxicity is defined as: A medically significant event or lab value change in which a patient may not necessarily be hospitalized or disabled, but is clinically significant enough to warrant monitoring (e.g. seizures, blood dyscrasias).

         5.       Expected or unexpected to defined as:

                  (a) Expected AE - An AE which is listed in the Investigator's Brochure for clinical trials, included in local labelling (e.g., Summary of Product Characteristics) for Marketed Drugs, or in countries with no local labelling, in the Corporate Standard Prescribed Document.

                  (b) Unexpected AE - An AE that does not meet the criteria for an expected AE or an AE which is listed but differs from that event in terms of severity or specificity.

         6. Associated with or related to the use of the drug is defined as: A reasonable possibility exists that the AE was caused by the drug.

         7. Un-associated or unrelated to the use of the drug is defined as: A reasonable possibility exists that the AE may not have been caused by the drug.

         8.       NDA Holder is defined as: An "Applicant" as defined in 21 CFR
Part 314.3(b), for regulatory approval of a Product in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

         9.       NDA Holder is defined as: A "Sponsor" as defined in 21 CFR
Part 312.3(b) of an investigational new drug in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

         10. Capitalized terms not defined in this Exhibit shall have the meaning assigned thereto in the Exclusive License and Supply Agreement (the "Agreement").

         11.      With respect to the Product, the Parties agree as follows:

                  All initial reports and any follow-up information (oral or written) for any and all Serious AEs as defined above, (other than with respect to animal studies) which become known to either Party (other than from disclosure) by or on behalf of the other Party must be communicated by telephone, telefax, or electronically directly to the other Party and/or the NDA Holder, IND Holder (individually and collectively referred to as "Holders") within forty-eight hours of


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
                  receipt of the information. Written confirmation of the Serious AE received by such Party should be sent to the other Party and/or the Holders as soon as it becomes available, but in any event within forty eight hours of initial report of the Serious AE by such Party.

                  Both Parties shall exchange Medwatch and/or CIOMS forms and other health authority reports within forty eight hours of submission to any regulatory agency.

                  All initial reports and follow-up information received for all Non-Serious AEs for marketed Product which become known to a Party (other than from disclosure by or on behalf of the other Party) must be communicated in writing, by telefax or electronically to the other Party on a monthly basis.


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
                                    EXHIBIT F

                             PUBLICATION PROCEDURES


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